UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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HEARTWARE LIMITED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Explanatory Note
The Company filed a registration statement on Form 10 on April 30, 2007 and filed an amendment to the registration statement on June 25, 2007. The Company is filing this proxy statement at this time because it relates to matters to be voted upon at an extraordinary general meeting of the Company’s shareholders to be held on July 26, 2007, which is after the date that the Company’s Form 10 will become effective.

Notice of Extraordinary General Meeting
Notice of Meeting and Information for Shareholders
HeartWare Limited

Extraordinary General Meeting information:
Date:	26 July 2007
Time:	10 a.m. AEST
Location:	Grant Thornton
Level 17
383 Kent Street
Sydney NSW 2000

NOTICE OF EXTRAORDINARY GENERAL MEETING
An Extraordinary General Meeting of shareholders of HeartWare Limited (the Company or HeartWare) will be held at the offices of Grant Thornton, Level 17, 383 Kent Street, Sydney, NSW on 26 July 2007 commencing at 10 a.m. AEST. The purpose of the Meeting is to transact the business referred to in this Notice of Extraordinary General Meeting.
The Explanatory Memorandum that accompanies and forms part of this Notice of Meeting provides information in relation to each of the matters to be considered and contains a glossary of defined terms.
This Notice of Meeting and Explanatory Memorandum should be read in their entirety. If shareholders are in doubt as to how they should vote, they should seek advice from their accountant, solicitor or other professional adviser prior to voting.
The Company intends to mail this Notice of Meeting, together with the enclosed Explanatory Memorandum, Proxy Form and related financial information, to shareholders on or about 26 June 2007.
The business of the Extraordinary General Meeting is as follows:
Resolution 1 — Approval of Share Issue

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“For the purposes of Listing Rule 7.1 and for all other purposes, shareholders of the Company approve and authorise the Directors to issue and allot up to 58,333,333 Shares with an issue price per Share of A$0.60 under a private placement to retail, sophisticated and institutional investors in Australia, the United States and Europe on the terms and conditions contained in the Explanatory Memorandum.”
Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 1 by a person who may participate in the proposed issue and a person who might obtain a benefit if the Resolution is passed (except a benefit solely in the capacity of a holder of ordinary securities) and any associate of those persons. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
Resolution 2 — Participation of Director in Placement — Mr Robert Thomas
To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“That, subject to the passing of Resolution 1 and pursuant to Listing Rule 10.11 and for all other purposes, Mr Robert Thomas, being a director of the Company, or his nominee, may participate in the placement referred to in Resolution 1 and the shareholders of the Company approve the issue of up to 500,000 Shares to Mr Robert Thomas or his nominee at an issue price per Share of A$0.60 and otherwise on the terms and conditions contained in the Explanatory Memorandum.”

Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 2 by Mr Robert Thomas and any associate of Mr Robert Thomas. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
Resolution 3 — Participation of Director in Placement — Mr Robert Stockman

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“That, subject to the passing of Resolution 1 and pursuant to Listing Rule 10.11 and for all other purposes, Mr Robert Stockman being a director of the Company, or his nominee, may participate in the placement referred to in Resolution 1 and the shareholders of the Company approve the issue of up to 500,000 Shares to Mr Robert Stockman or his nominee at an issue price per Share of A$0.60 and otherwise on the terms and conditions contained in the Explanatory Memorandum.”
Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 3 by Mr Robert Stockman and any associate of Mr Robert Stockman. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
Resolution 4 — Grant of Options to Mr Robert Stockman

To consider and, if thought fit, to pass the following resolution as an ordinary resolution:
“That, pursuant to Listing Rule 10.14 and for all other purposes, the shareholders of the Company approve the grant of 200,000 options to Mr Robert Stockman or his nominee under the Employee Share Option Plan on the terms and conditions contained in the Explanatory Memorandum.”
Voting Exclusion Statement
The Company will disregard any votes cast on Resolution 4 by a Director and any associate of a Director. However, the Company need not disregard a vote if it is cast by a person as a proxy for a person who is entitled to vote, in accordance with the direction on the proxy form, or it is cast by the person chairing the Meeting as a proxy for a person who is entitled to vote, in accordance with a direction on the proxy form to vote as the proxy decides.
Voting Entitlement
For the purposes of determining voting entitlements at the Extraordinary General Meeting, Shares will be taken to be held by the persons who are registered as holding the Shares at 7.00 p.m. (AEST) on 24 July 2007 (the Entitlement Time) (also commonly known as the “record date”). Accordingly, only those persons registered as holders of Shares at the Entitlement Time will be entitled to attend and vote at the Extraordinary General Meeting and at any adjournment (if any).

Proxy Instructions

1.	The Proxy Form is enclosed with this Notice of Meeting. Replacement Proxy Forms may be obtained by shareholders from the Company’s share registry, whose contact details are:

Registries Limited
Office Address:	Level 2, 28 Margaret Street, Sydney NSW, Australia

Telephone:	+61 2 9290 9600
2.	A shareholder entitled to attend and vote at a general meeting may appoint not more than two proxies to attend such meeting and vote on behalf of the shareholder. A proxy need not be a shareholder. Where more than one proxy is appointed, each proxy may be appointed to represent a specified proportion or number of the shareholder’s votes. If no such proportion is specified, each proxy may exercise half of the shareholder’s votes. Fractions of votes will be disregarded.

3.	A proxy form must be signed by a shareholder (or its attorney) and does not need to be witnessed. If the shareholder is a corporation, the proxy form must be executed in accordance with that corporation’s constitution or by a duly authorised attorney. If a Share is held jointly a proxy form should be signed by all of the joint holders.

4.	The proxy form and any power of attorney or other authority (if any) under which it is signed (or a certified copy) must be received by the Company’s share registrar, Registries Limited, by 10 a.m. AEST on 24 July 2007 (being the last day which is at least 48 hours before the time for holding the Meeting), at:

Hand deliveries:	Level 2
28 Margaret Street
Sydney NSW 2000

Postal address:	PO Box R67
Royal Exchange
Sydney NSW 1223

Fax number:	+61 2-9279-0664
Proxies received after that time will not be effective for the scheduled meeting.

5.	A proxy may decide whether to vote on a Resolution, except where the proxy is required by law or the Company’s Constitution to vote or abstain from voting, in their capacity as a proxy. If a proxy is directed how to vote on a Resolution, the proxy may vote on that item only in accordance with that direction. If a proxy is not directed how to vote on an item of business, a proxy may vote as he or she thinks fit. If a shareholder appoints two proxies and the appointments specify different ways to vote on a Resolution, neither may vote on a show of hands.

6.	The Chairman of the Meeting intends to vote all valid undirected proxies which he receives in favour of all Resolutions at the Meeting.

7.	A shareholder may revoke its, his or her proxy by (1) filing with the Company Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation or a duly executed Proxy Form, in either case dated later than the prior Proxy Form relating to the same Shares, or (2) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself revoke a proxy). Any written notice of revocation or subsequent Proxy Form must be received by the Company Secretary of the Company prior to the taking of the vote at the Meeting. Such written notice of revocation or subsequent Proxy Form should be delivered to Registries Limited at the address referred to at 4. above.

By Order of the Board

/s/ David McIntyre
David McIntyre
Company Secretary
12 June 2007

EXPLANATORY MEMORANDUM
This Explanatory Memorandum has been prepared for the information of shareholders in connection with the Extraordinary General Meeting of shareholders of the Company to be held at the offices of Grant Thornton, Level 17, 383 Kent Street, Sydney, NSW on 26 July 2007 commencing at 10 a.m. AEST.
This Explanatory Memorandum should be read in conjunction with the accompanying Notice of Extraordinary General Meeting. A glossary of defined terms is attached to this Explanatory Memorandum.
All Directors, other than Mr Robert Thomas and Mr Robert Stockman, recommend that shareholders vote in favour of Resolutions 1, 2 and 3. Mr Thomas and Mr Stockman abstain from making a recommendation due to their personal interest in Resolutions 1, 2 and 3.
The Directors abstain from making a recommendation on Resolution 4 as they are deemed to have a personal interest in Resolution 4.
Resolution 1 — Approval of Share Issue

The Company previously announced on 14 June 2007 that it has received commitments for approximately A$30 million with an issue price of A$0.60 per Share under a private placement to retail, sophisticated and institutional investors in Australia, the United States and Europe (Placement) which is conditional upon the approval of the shareholders of the Company.
The Company therefore seeks the approval of shareholders under Listing Rule 7.1 to issue up to 58,333,333 Shares with an issue price per Share of A$0.60 (the New Shares) under the Placement to retail, sophisticated and institutional investors in Australia, the United States and Europe within three months of the date of the Extraordinary General Meeting.
Under Listing Rule 7.1, the prior approval of shareholders is required to the issue of the New Shares because the total of those securities would represent more than 15% of the Company’s ordinary securities then on issue.
The Placement to investors outside the United States will be conducted pursuant to an exemption from registration under the United States Securities Act of 1933 (the Securities Act) contained in Regulation S of the Securities Act (Regulation S). The Placement to investors in the United States will be conducted pursuant to an exemption from registration under the Securities Act contained in Regulation D of the Securities Act. The New Shares have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.
Funds raised by the issue of the New Shares will be primarily applied for the purposes of capital expenditure, meeting costs associated with the Company’s human clinical trials, marketing costs, research and development costs, manufacturing and operational costs, regulatory and other compliance costs as well as for general working capital and to meet the expenses of the issue of the New Shares.

In addition to the information for shareholders set out above, for the purposes of Listing Rule 7.3 the following information is provided:
1.	The Company presently has 186,302,097 Shares on issue as at 12 June 2007.

2.	The maximum number of New Shares to be issued under Resolution 1 will be 58,333,333.

3.	The issue price of a New Share will be A$0.60.

4.	If approved, the New Shares will be issued and allotted progressively but in any event not later than three months from the date of the Extraordinary General Meeting or such later date as approved by the ASX.

5.	The allottees of the New Shares will be determined at the absolute discretion of the Directors from retail, sophisticated and institutional investors in Australia, the United States and Europe who applied for Shares in the Company under the Placement.

6.	With effect from 31 December 2006, the Company no longer satisfies the definition of a “foreign private issuer” as set out under the Securities Act. As a consequence, the Company is treated as a domestic filer for U.S. securities law purposes and is therefore subject to the same registration and reporting requirements as other U.S. domestic companies.

As the Company no longer satisfies the “foreign private issuer” definition, any New Shares issued under the Placement to investors outside the United States will be offered pursuant to the Regulation S exemption, and as such, cannot be resold into the United States following issue except in certain limited circumstances as set out in Regulation S. In order to comply with the requirements of Regulation S and so as to facilitate (electronic) trading of these New Shares on the ASX, the Company is required to institute the FORUS designation on New Shares issued outside the United States. The FORUS designation on New Shares will prohibit the purchase of those New Shares by U.S. persons but will not otherwise affect the rights or holdings of any of the Company’s current U.S. shareholders.

Ordinarily, the requirement to institute the FORUS designation would only apply to the New Shares issued under the Placement and would not otherwise affect the tradability of all existing Shares on the ASX (i.e., all existing Shares would still be able to be purchased by U.S. persons). This would generally be achieved by the Company maintaining its current ASX code (“HTW”) for those existing Shares which may be purchased by U.S. residents, and introducing a new ASX code (i.e. “HTWN”) for those New Shares issued under the Placement which would not be permitted to be sold into the U.S. except as permitted under Regulation S. The Company believes that permitting Shares to be traded under two distinct codes (i.e. HTW and HTWN) would create confusion and potentially create a false market or otherwise lead to uncertainty in relation to either or both of the price and liquidity of its Shares.

For the above reasons, the Company will, at the time of issue of the New Shares, request that ASX reinstitute the FORUS designation on all of its Shares, including those New Shares issued under the Placement. This will mean that all Shares, including New Shares, will be traded under the “HTW” code and that the FORUS designation will apply to that code, prohibiting the transfer of any Shares to U.S. persons other than in accordance with U.S. securities law.
Resolutions 2 and 3 — Participation of Directors in Placement — Mr Robert Thomas and Mr Robert Stockman

Mr Robert Thomas (or his nominee) and Mr Robert Stockman (or his nominee) have agreed to subscribe for 500,000 Shares and 500,000 Shares respectively under the Placement, subject to the approval of the Shareholders of the Company.
The Company therefore seeks the approval of shareholders under Listing Rule 10.11 to issue 500,000 Shares to Mr Thomas or his nominee and 500,000 Shares to Mr Stockman or his nominee under the Placement with an issue price per Share of A$0.60 within one month of the date of the Extraordinary General Meeting.
Under Listing Rule 10.11, the prior approval of shareholders is required to the issue of Shares to Mr Thomas (or his nominee) and Mr Stockman (or his nominee) as they are, as directors, “related parties” of the Company.
Resolution 2 — Participation of Director in Placement — Mr Robert Thomas

In addition to the information for shareholders set out above, for the purposes of Listing Rule 10.13 the following information is provided in relation to the proposed issue of Shares to Mr Robert Thomas under the Placement:
The Shares will be issued to the R B Thomas Superannuation Fund and R B Thomas — Lift Capital Account.
1.	The number of Shares to be issued to R B Thomas Superannuation Fund is 300,000 the number of Shares to be issued to R B Thomas — Lift Capital Account is 200,000.

2.	The Company will issue the Shares to the R B Thomas Superannuation Fund and R B Thomas — Lift Capital Account as soon as practicable after the date of the Extraordinary General Meeting but in any event not later than one month from the date of the Extraordinary General Meeting or such later date as approved by the ASX.

3.	Both the R B Thomas Superannuation Fund and the R B Thomas — Lift Capital Account are controlled by Mr Robert Thomas, director and Non-Executive Chairman of the Company.

4.	The issue price of the Shares is A$0.60.

5.	The proceeds of the issue of Shares to the R B Thomas Superannuation Fund and R B Thomas — Lift Capital Account under the Placement will be applied as described in the Resolution 1 section of this Explanatory Memorandum.

Resolution 3 — Participation of Director in Placement — Mr Robert Stockman

In addition to the information for shareholders set out above, for the purposes of Listing Rule 10.13 the following information is provided in relation to the proposed issue of Shares to Mr Robert Stockman under the Placement:
1.	The Shares will be issued to Robert B Stockman.

2.	The number of Shares to be issued to Robert B Stockman is 500,000.

3.	The Company will issue the Shares to Robert B Stockman as soon as practicable after the date of the Extraordinary General Meeting but in any event not later than one month from the date of the Extraordinary General Meeting or such later date as approved by the ASX.

4.	The issue price of the Shares is A$0.60.

5.	The proceeds of the issue of Shares to Robert B Stockman under the Placement will be applied as described in the Resolution 1 section of this Explanatory Memorandum.
Resolution 4 — Grant of Options to Mr Robert Stockman

The Board proposes that 200,000 options with an exercise price of A$0.75 (Options) be issued to Mr Robert Stockman (or his nominee) under the Company’s Employee Share Option Plan as part of Mr Stockman’s overall remuneration package as a non-executive director of the Company.
50,000 of the Options will vest on each of the first, second, third and fourth anniversary of the date of grant of the Options and the Options will expire on the fifth anniversary of the date of grant of the Options (or earlier in the event Mr Stockman ceases to be a director of the Company). The Options will otherwise be subject to the terms of the Employee Share Option Plan.
Under Listing Rule 10.14, the prior approval of shareholders is required to the issue of Options to Mr Stockman (or his nominee) under the Employee Share Option Plan as he is, as a director, a “related party” of the Company.
In addition to the information for shareholders set out above, for the purposes of Listing Rule 10.15 the following information is provided in relation to the proposed issue of Options to Mr Robert Stockman under the Employee Share Option Plan:
1.	There will be no issue price for the Options.

2.	The number of Options to be issued to Robert B Stockman is 200,000.

3.	All executive and non-executive directors of the Company are eligible to participate in the Employee Share Option Plan.

4.	The Company will issue the Options to Robert B Stockman as soon as practicable after the date of the Extraordinary General Meeting but in any event not later than three months from the date of the Extraordinary General Meeting.

Approval of a Resolution

Each of the resolutions referred to in the Notice of Meeting shall be determined by a majority vote.
Every shareholder of the Company having a share in the Company is entitled to one vote on a show of hands and one vote per share on a poll.
Where a Share is jointly held and more than one joint holder votes in respect of that Share, only the vote of the joint holder whose name appears first on the Company’s register of members will be counted.
When a vote on a show of hands occurs:
1.	each member present in person or by representative has one vote (unless they are excluded from voting) and each proxy has one vote;

2.	the number of shares are not counted; and

3.	a majority on a show of hands will carry the relevant resolution.
Unless a poll is demanded, a declaration by the Chairperson that a resolution has on a show of hands been carried or carried unanimously or by a particular majority (or lost) is, on entry to that effect in the minute book, conclusive evidence of the fact.
If a poll is demanded, it may be taken in the manner and at the time and place (or places) as the Chairperson directs.
Financial Statements

Reference is made to the Index to Financial Statements on page F-1 hereof.
As noted above, on 30 April 2007, the Company filed a registration statement on Form 10. The Company received comments from the Staff of the Commission, relating to our financial statements and other information disclosed in the registration statement, which were set forth in the Staff’s letter dated 1 June 2007.
Among other things, the Staff commented on the accounting treatment for our acquisition of HeartWare, Inc. Specifically, the Staff questioned why we used the purchase method rather than accounting for the acquisition as an in-substance recapitalization among entities with shared controlling interests.
The purchase method is consistent with our Australian financial statements as the purchase method is the only available method under Australian generally accepted accounting principles. In this regard, any changes made to our registration statement as a consequence of the Staff’s comments will have no impact on our Australian financial statements as disclosed to the Australian Securities Exchange.
In the event that we are required to account for the acquisition as a recapitalization in our financial statements for US purposes the effect would be to value the transaction at the historical costs of HeartWare, Inc. at the acquisition date, January 24, 2005, as opposed to using the market value of the stock issued by HeartWare Limited at that time. At January 24, 2005, HeartWare, Inc. had net liabilities of approximately $267,000. As a result, goodwill and other intangible assets of approximately $35.3 million would not be recognized at the time of acquisition. The net effect to our financial statements for the fiscal years ended December 31, 2005 and 2006 would be a decrease in our assets and shareholder’s equity of approximately $33.6 million and $31.9 million, respectively. The reduction in equity includes a decrease in the net loss for the fiscal years ended December 31, 2005 and 2006 of approximately $1.6 million and $1.8 million, respectively, related to the amortization expense associated with intangible assets. Any revisions to the Company’s financial statements may also result in corresponding changes to the Management’s Discussion and Analysis of Financial Condition and Results of Operations section in Item 2. “Financial Information” of the registration statement.
In addition, the Staff questioned why the Company did not allocate any of the purchase price, calculated using the purchase method as discussed above, to in-process research and development. In the event that we are required to record in-process research and development in the allocation of the purchase price, our financial statements for the fiscal years ended December 31, 2005 and 2006 will need to be revised. If revised, some portion of the amounts now allocated to goodwill and other intangible assets would be allocated to in-process research and development. Any amounts allocated to in-process research and development would then be immediately expensed after acquisition. The result of any change in allocation may have an adverse impact on our financial condition and results of operations for those fiscal years. As the allocation of the purchase price was made based on an independent valuation that did not result in amounts allocated to in-process research and development, the extent of the impact is not determinate at this stage. The Company would need to reconsider allocation in consultation with its independent valuation experts.
The Company is currently in the process of reviewing, responding to and resolving the Staff’s comments, and in connection with its response to such comments, the Company filed an amendment to the registration statement on June 25, 2007. There is no assurance that we will be able to resolve these comments in a manner which would not require the Company to revise materially its financial statements or, in any event, prior to the Meeting. If and to the extent material changes are required to be made to this proxy statement, including the financial statements, based on the resolution of the Staff’s comments prior to the Meeting, the Company undertakes to provide supplemental disclosure to its shareholders as promptly as practicable.
Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and related notes appearing elsewhere in this proxy statement. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.
     Overview
     We are a medical device company focused on developing and commercializing a family of blood pumps that are surgically implanted to help augment blood circulation in patients suffering from chronic and end-stage heart failure. Heart failure is one of the leading causes of death in the developed world, affecting over 20 million people globally.
     HeartWare Limited was registered in the state of Victoria, Australia on November 26, 2004 for the purpose of raising funds and acquiring HeartWare, Inc., a US-based medical device company that had developed LVAD technology. The sole shareholder of HeartWare Limited, prior to raising funds through its initial public offering, was also the majority shareholder of HeartWare, Inc. The companies had entered into a securities exchange agreement on December 13, 2004 whereby HeartWare Limited agreed to acquire all of the outstanding voting shares of HeartWare, Inc. provided that HeartWare Limited raised $24.5 million prior to the acquisition.
     On January 24, 2005, HeartWare Limited completed its initial public offering in Australia and acquired all of the outstanding voting stock of HeartWare, Inc. in exchange for the issuance by HeartWare Limited of 88 million ordinary shares and a convertible note in the principal amount of $1.1 million. The total consideration for the acquisition was valued at approximately $35 million, including the convertible note. The purchase price was allocated, based on an independent valuation, to the fair value of the assets of HeartWare, Inc. We recorded $15.4 million of goodwill and $19.9 million of intangible assets.
     The initial application of our blood pump technology is our HeartWare Ventricular Assist Device, or HVAD pump, which we believe is the smallest full-output left ventricle assist device, or LVAD that is currently in clinical trials or in the marketplace. We believe the HVAD pump is the only centrifugal LVAD designed to be implanted above the diaphragm in all patients.
     For more than ten years, we have conducted a series of trials of our HVAD pump in vitro, in animals and, more recently, in humans pursuant to an international clinical trial. The design development animal trials for the HVAD pump were conducted to assess anatomical fitting, design, pump mechanics and long-term compatibility with blood components and were completed in 2001. From 2002 until 2004, we conducted other animal studies which culminated in the commencement of “good laboratory practice”, or GLP, animal trials in early 2005. Our GLP animal trials were completed in September 2005, and we commenced our international human clinical trial in Vienna, Austria in March 2006.
     Beyond the HVAD pump, we are also evaluating our next generation device, the Miniaturized Ventricular Assist Device, or MVAD. The MVAD is based on the same technology platform as the HVAD pump but adopts an axial flow, rather than a centrifugal flow, configuration. The MVAD, which is currently at the prototype stage and undergoing animal studies, is approximately one-third the size of the HVAD pump. We believe that the MVAD will be implantable by surgical techniques that are even less invasive than those required to implant the HVAD pump. We expect to initiate human clinical trials for the MVAD during mid-2009.
     In parallel with the MVAD project, we have commenced design work on our third generation blood pump, which we currently call the IV VAD. The IV VAD will rely on the same underlying technology platform and will be an even miniature version of the MVAD. Unlike the HVAD pump or the MVAD, the IV VAD is intended to be positioned within the vasculature and implanted by minimally invasive catheter-based techniques. Once the IV VAD is fully developed, we expect the IV VAD to be about one-tenth the size of the HVAD pump.

     We are a development stage company with a limited operating history, and we currently have no products approved for sale. To date, we have not generated any significant revenue, and we have incurred net losses in each year since our inception. The only revenue we have generated has been from interest. We expect our losses to continue and to increase as we expand our clinical trial activities and initiate commercialization activities.
     We have financed our operations primarily through our January 2005 initial public offering of ordinary shares in Australia and concurrent US private placement of ordinary shares which raised aggregate net proceeds of approximately $23.4 million and a private placement of ordinary shares in May 2006 which raised net proceeds of approximately $23.4 million from both US and Australian investors.
Critical Accounting Policies and Estimates
     We prepare our financial statements in accordance with accounting principles generally accepted in the United States. We are required to make estimates and judgments in preparing the financial statements that affect the reported amounts of our assets, liabilities, revenue and expenses. We base our estimates on our historical experience and on various other assumptions that we believe are reasonable under the circumstances. If our assumptions prove inaccurate or if our future results are not consistent with our historical experience, we may be required to make adjustments in our policies that affect our reported results. Our most critical accounting policies and estimates include: the valuation of identifiable intangible assets acquired in business combinations, useful lives assigned to identifiable intangible assets, translation of foreign currency, accounting for research and development costs and accounting for share based payments. We also have other key accounting policies that are less subjective and, therefore, their application would not have a material impact on our reported results of operations. The following is a discussion of our most critical policies, as well as the estimates and judgments involved.
     Valuation of Business Combinations
     We record intangible assets acquired in recent business combinations under the purchase method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed are based on their fair values at the dates of acquisition. We then allocate the purchase price in excess of net tangible assets acquired to identifiable intangible assets. The fair value of identifiable intangible assets is based on detailed valuations that use information and assumptions provided by management. We allocate any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill.
     Amortization and Impairment of Intangible Assets
     We record intangible assets at historical cost. We amortize intangible assets using the straight-line method over their estimated useful lives, from five to fifteen years. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” we do not amortize goodwill.
     We review goodwill and intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that would indicate impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset or an adverse action or assessment by a regulator. If the carrying value of an asset exceeds its fair value, we write down the carrying value of the intangible asset to its fair value in the period identified. We generally calculate fair value of intangible assets as the present value of estimated future cash flows to be generated by the asset using a risk-adjusted discount rate. If the estimate of an intangible asset’s remaining useful life is changed, we amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.
     We completed an impairment test of goodwill and other intangible assets subject to amortization as required by SFAS No. 142 and SFAS No. 144. Upon completion of our impairment tests as of the end of fiscal 2006, we determined that neither goodwill nor intangible assets were impaired.
     Translation of Non-US Currency
     We translate all assets and liabilities of non-US entities at the year-end exchange rate and translate revenue and expenses at the average exchange rates in effect during the year. The net effect of these translation adjustments is shown in the accompanying financial statements as a component of shareholders’ equity. Foreign currency transaction gains and losses are included in other, net in the consolidated statements of operations.
     We have concluded that the functional currency of our Australian operations is the Australian dollar.
     Research and Development
     Research and development costs, including new product development programs, regulatory compliance and clinical research, are expensed as incurred.
     Share-Based Compensation
     We elected to early adopt SFAS 123R effective January 1, 2005. We use a Black-Scholes option value method. Under the fair value recognition provisions of SFAS 123R, we recognize share-based compensation net of an estimated forfeiture rate and therefore only recognize compensation cost for those shares expected to vest over the service period of the award.
     Calculating share-based compensation expense requires the input of highly subjective assumptions, including an estimated expected life of the options, share price volatility and a forfeiture rate. We have used the contractual life of the option in determining the fair value.
     We estimate the volatility of our ordinary shares on the date of grant based on the historical volatility of our publicly-traded ordinary shares. We estimate the forfeiture rate based on our historical experience of our employee retention rate. If our actual forfeiture rate is materially different from our estimate, the share-based compensation expense could be significantly different from what we have recorded in the current period.

     The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our stock-based compensation expense could be materially different in the future.
Three months ended March 31, 2007 and 2006
     Revenue
     We are a development stage company and have no revenues to date. We are currently conducting a combined European and Australian clinical trial with our first product, the HVAD pump, and will not generate revenue until we begin a U.S. trial that qualifies for reimbursement from third-party payers, such as Medicare, private health insurance plans and health maintenance organizations or we receive regulatory approval and begin commercial sales of our product.
     Cost of Goods Sold
     There was no cost of goods sold recognized during the quarters ended March 31, 2007 or 2006, as we had no revenue from the sale of products in those periods.
     General and Administrative
     General and administrative expenses include office expenses associated with general corporate administration. These costs are primarily related to salaries and wages and related employee costs, depreciation of fixed assets, travel, external consultants and contractors, legal and accounting fees and general infrastructure costs.
     During 2006 and into 2007, we experienced significant growth as we negotiated and obtained regulatory approvals to commence our international clinical trials and successfully initiated the trial by implanting the first patient with an HVAD pump. As a result, we experienced a significant expansion of our staff, including senior management, and a related expansion in infrastructure costs.
     General and administrative expenses for the quarter ended March 31, 2007 were approximately $1.8 million, or 33% of operating expenses, compared to $1.3 million, or 36% of operating expenses, for the quarter ended March 31, 2006. The increase of approximately $500,000 was primarily attributable to increased share-based compensation, legal costs associated with initial U.S. filing requirements and other additional infrastructure costs related to corporate growth.
     Research and Development
     Research and development expenses are the direct and indirect costs associated with developing our products. These expenses consist primarily of salaries and wages and related employee costs, external research and regulatory expenses, materials and costs associated with clinical trials. Additional costs include travel, facilities and overhead allocations. We expect that research and development expenses will continue to represent a significant portion of our operating expenses.

     As noted above, we experienced significant growth in 2006 and achieved significant research and development milestones, including the commencement of animal trials for our next generation heart pump, the MVAD pump.
     Research and development expenses for the quarter ended March 31, 2007 were $3.1 million, or 59% of operating expenses, compared to $1.9 million, or 52% of operating costs, for the quarter ended March 31, 2006. Of the increase of approximately $1.2 million, approximately $847,000 was attributable to increased salaries and wages and related employee costs and approximately $169,000 was attributable to increased share based compensation. Other increases were attributable to increased material costs, expenses related to clinical trials and travel costs.
     Amortization of Intangible Assets
     Amortization of intangible assets relates primarily to the intangible assets purchased in connection with the acquisition of HeartWare, Inc. consisting mainly of patents, copyrights and non-compete agreements as well as intangible assets developed after the acquisition consisting mainly of patents. Amortization expense for the quarters ended March 31, 2007 and 2006 was approximately $440,000, or 8% of operating expenses, and $444,000, or 12% of operating expenses, respectively.
     Other Income
     Other Income consists primarily of interest income and foreign exchange income or loss. Interest income was approximately $190,000 for the quarter ended March 31, 2007 as compared to $59,000 for the quarter ended March 31, 2006. The increase was primarily due to increased average cash balances in the first quarter 2007 as compared to the first quarter 2006 due to the private placement completed in May 2006. Foreign exchange loss was approximately $108,000 for the quarter ended March 31, 2007 as compared to foreign exchange income of approximately $80,000 for the quarter ended March 31, 2006. The difference was due to fluctuations in the value of our Australian and U.S. dollar-based cash holdings as a result of movements in the exchange rate between the Australian dollar and the U.S. dollar.
     Income Taxes
     We are subject to taxation in the United States and Australia. We have incurred losses since inception. Changes in share ownership, as well as other factors, may limit our ability to utilize any net operating loss carry-forwards, and as such a deferred tax asset has not been recorded.
     As of March 31, 2007, we did not have revenues or profit which would be sufficient to allow deferred tax assets to be recognized with a substantial degree of certainty. Accordingly, we applied a 100% valuation allowance against our net deferred tax assets. We intend to monitor closely the question of whether to record a deferred tax asset as we progress toward the commercialization of our products.

     Liquidity and Capital Resources
     At March 31, 2007, our cash and cash equivalents were $12.1 million as compared to $16.7 million at December 31, 2006. The decrease was primarily due to cash used in operations and the purchase of plant and equipment.
     Cash used in operating activities for the quarter ended March 31, 2007 was approximately $4.3 million as compared to $2.8 million for the quarter ended March 31, 2006. For the quarter ended March 31, 2007, this amount included a net loss of $5.3 million, non-cash adjustments to net income of approximately $1.2 million, primarily comprising $572,000 of depreciation and amortization, and $611,000 of share-based payments.
     For the quarter ended March 31, 2006 cash used in operating activities included a net loss of $3.6 million, non-cash adjustments to net income of approximately $790,000, primarily comprising $535,000 of depreciation and amortization and $258,000 of share-based compensation expense.
     Investing activities used cash of approximately $468,000 and $158,000 for the quarters ended March 31, 2007 and 2006, respectively. The amounts in the first quarter of 2007 were primarily to acquire property, plant and equipment and capitalized patent costs. The amounts in the first quarter 2006 related to the purchase of plant and equipment.
     Cash provided by financing activities for quarter ended March 31, 2007 was $6,000 from the issuance of shares pursuant to the exercise of an employee stock option. There was no cash provided by financing activities for the quarter ended March 31, 2006.
     We will require additional funds to support our operations. We believe that cash and cash equivalents on hand and expected cash flows from operations will not be sufficient to fund our operations for the next twelve months unless we obtain additional funding. This means that we must raise capital in order to continue to moving toward commercialization of our products.
     On June 14, 2007 the Company announced that it has received commitments for approximately AU$30 million with an issue price of AU$0.60 per share under a private placement to retail, sophisticated and institutional investors in Australia, the United States and Europe conditional upon the approval of shareholders of the Company. We plan to seek approval of shareholders to issue up to 58,333,333 shares with an issue price per share of AU$0.60 within three months of our Extraordinary General Meeting to be held on July 26, 2007. There can be no assurance that shareholders will approve the issuance. If approved, funds raised by the issue of new shares will be primarily used for the purposes of funding continued clinical trials, marketing costs, research and development, manufacturing and operational costs and other regulatory and compliance costs as well as general working capital.
Fiscal Years 2006 and 2005
     Revenue
     We are a development stage company and have no revenues to date. We are currently conducting a combined European and Australian clinical trial with our first product, the HVAD pump, and will not generate revenue until we begin a US trial that qualifies for reimbursement or we receive regulatory approval and begin commercial sales of our product.

     Cost of Goods Sold
     There was no cost of goods sold recognized during the years ended December 31, 2006 or 2005, as we had no revenue from sale of products in those years.
     General and Administrative
     General and administrative expenses include office expenses associated with general corporate administration. These costs are primarily related to salaries and wages and related employee costs, depreciation of fixed assets, travel, external consultants and contractors, legal and accounting fees and general infrastructure costs.
     During 2006, we experienced significant growth as we negotiated and obtained regulatory approvals to commence our international clinical trials, and successfully initiated the trial by implanting the first patient with an HVAD pump. As a result, we experienced a significant expansion of our staff, including senior management, and a related expansion in infrastructure costs.
     In 2006, general and administrative expenses were approximately $6.0 million, or 31% of operating expenses, compared to $4.3 million, or 26% of operating expenses, in 2005. The increase was primarily attributable to increased salaries and wages and related employee costs. Additional infrastructure costs associated with an expansion of our manufacturing facilities, accounting fees and travel also significantly contributed to the increase in general and administrative expenses.
     Research and Development
     Research and development expenses are the direct and indirect costs associated with developing our products. These expenses consist primarily of salaries and wages and related employee costs, external research and regulatory expenses, materials and costs associated with clinical trials. Additional costs include travel, facilities and overhead allocations. We expect that research and development expenses will continue to represent a significant portion of our operating expenses.
     As discussed above, we experienced significant growth in 2006 and achieved significant research and development milestones, including the commencement of animal trials for our next generation heart pump, the MVAD. In 2006, research and development expenses were $11.6 million, or 60% of operating expenses, compared to $10.7 million, or 64% of operating expenses, in 2005. The increase of approximately $0.9 million was primarily attributable to increased salaries and wages and related employee costs, material costs and travel costs related to clinical trials, which was partially offset by a decrease of expenses related to external consultants.
     Amortization of Intangible Assets
     Amortization of intangible assets relates to the intangible assets purchased in connection with the acquisition of HeartWare, Inc. consisting mainly of patents, copyrights and non-compete agreements as well as intangible assets developed after the acquisition consisting mainly of patents. In 2006, amortization expense was $1.8 million, or 9% of operating expenses, as compared to $1.6 million, or 10% of operating expenses, in 2005. The increase of approximately $160,000 was primarily attributable to a full year of amortization in 2006 as the intangible assets were acquired on January 24, 2005.
     Other Income
     Other Income consists primarily of interest income and foreign exchange income or loss.
     Interest income was approximately $844,500 in 2006 as compared to $717,000 in 2005. The increase was primarily due to increased average cash balances in 2006 as a result of our May 2006 private placement of ordinary shares in which we raised net proceeds of approximately $23.4 million.
     Foreign exchange loss was approximately $584,000 in 2006 as compared to foreign exchange income of approximately $494,000 in 2005. The difference was due to fluctuations in the value of our Australian and US dollar-based cash holdings as a result of movements in the exchange rate between the Australian dollar and the US dollar.
     Income Taxes
     We are subject to taxation in the United States and Australia. We have incurred losses since inception. Changes in share ownership, as well as other factors, may limit our ability to utilize any net operating loss carry-forwards, and as such a deferred tax asset has not been recorded.
     As of December 31, 2006, we did not have revenues or profit which would be sufficient to allow deferred tax assets to be accrued with a substantial degree of certainty. We intend to monitor closely the question of whether to record a deferred tax asset as we progress toward the commercialization of our products.
Fiscal Years 2005 and 2004
     HeartWare Limited was registered on November 26, 2004 for the sole purpose of acquiring HeartWare, Inc. The acquisition occurred on January 24, 2005. HeartWare, Inc. was incorporated on April 8, 2003 for the sole purpose of acquiring certain assets from Kriton Medical. The majority of operations, which consists primarily of research and development activities, prior to and post acquisition are contained within HeartWare, Inc. HeartWare Limited is a holding company that performs corporate and administrative functions.
     For discussion purposes we are a providing a comparison of results of operations for the consolidated entity in 2005 versus HeartWare, Inc., our Predecessor, in 2004.
     Revenue
     The Company is a development stage company with no revenues to date.

     Cost of Goods Sold
     There was no cost of goods sold recognized during the years ended December 31, 2005 or 2004, as we had no revenue from sale of products in those years.
     General and Administrative
     General and administrative expenses include office expenses associated with general corporate administration. These costs are primarily related to salaries and wages and related employee costs, depreciation of fixed assets, travel, external consultants and contractors, legal and accounting fees and general infrastructure costs.
     In 2005, general and administrative expenses were approximately $4.3 million, or 26% of operating expenses, compared to $138,000, or 3% of operating expenses, in 2004. The increase was primarily attributable to increased management personnel and other infrastructure costs associated with the Company’s establishment of a professional management team and an initial public offering in January 2005.
     Research and Development
     Research and development expenses are the direct and indirect costs associated with developing our products. These expenses consist primarily of salaries and wages and related employee costs, external research and regulatory expenses, materials and costs associated with clinical trials. Additional costs include travel, facilities and overhead allocations. We expect that research and development expenses will continue to represent a significant portion of our operating expenses.
     In 2005, research and development expenses were $10.7 million, or 64% of operating expenses, compared to $4.8 million, or 96% of operating expenses, in 2004. The increase of approximately $5.9 million was primarily attributable to increased salaries and wages and related employee costs, material costs and travel costs related to clinical trials incurred in 2005.
     Amortization of Intangible Assets
     Amortization of intangible assets relates to the intangible assets purchased in connection with the acquisition of HeartWare, Inc. consisting mainly of patents, copyrights and non-compete agreements as well as intangible assets developed after the acquisition consisting mainly of patents. In 2005, amortization expense was $1.6 million, or 10% of operating expenses. The were no intangible assets or related amortization in 2004.
     Other Income
     Other Income consists primarily of interest income and foreign exchange income (loss).
     Interest income was approximately $717,000 in 2005 as compared to interest expense of $983,000 in 2004. The increase was primarily due to an increase cash balance due to the company’s initial public offering in 2005. In 2004, interest expense related to a convertible note outstanding. The note was retired prior to the Company’s acquisition of HeartWare, Inc.

     In 2005, we generated foreign income of approximately $494,000 in 2005 as a result of fluctuations in the value of our Australian and US dollar-based cash holdings as a result of movements in the exchange rate between the Australian dollar and the US dollar. We did not generate foreign income in 2004 as all operations of the predecessor company were US based.
Liquidity and Capital Resources
     At December 31, 2006, our cash and cash equivalents were $16.7 million as compared to $10 million at December 31, 2005. The increase was primarily due to the issuance, in a private placement, of ordinary shares in May 2006, which was offset in part by cash used in operations and the purchase of plant and equipment.
     Cash used in operating activities for the year ended December 31, 2006 was approximately $15.9 million as compared to $11.2 million for the year ended December 31, 2005. In 2006 this amount included a net loss of $19.2 million, non-cash adjustments to net income of $3.1 million, primarily comprising $2.2 million of depreciation and amortization, and $890,000 of share-based payments, which was partially offset by a net increase in cash attributable to a change in current assets and liabilities. In 2005 cash used in operating activities included a net loss of $15.5 million, non-cash adjustments to net income of $4.0 million, primarily comprising $1.9 million of depreciation and amortization, and $1.9 million of share-based payments, which was partially offset by a net increase in cash attributable to a change in current assets and liabilities.
     Investing activities used cash of approximately $1.7 million and $1.5 million for the years ended December 31, 2006 and 2005, respectively. The amounts in 2006 were primarily to acquire property, plant and equipment and software which related to our moving from research activities towards the development of manufacturing capabilities for our first product, the HVAD pump. The amounts in 2005 included purchases of plant and equipment of $1.4 million and additions to patents of $209,000 offset by net cash provided by our acquisition of HeartWare, Inc. of $126,000.
     Cash provided by financing activities for years ended December 31, 2006 and 2005 was $23.5 million in each year from the net proceeds from the issuance of ordinary shares. We describe our issuances of ordinary shares under Item 10, “Recent Sales of Unregistered Securities.” We used the proceeds from the sales of our ordinary shares in 2006 to fund the on-going cost of operations, including general working capital, continued research and development of the HVAD and other products, and to fund the Company’s human clinical trials. We intend to use the remainder of the proceeds for similar operating activities.
     We will require additional funds to support our operations. We believe that cash and cash equivalents on hand and expected cash flows from operations will not be sufficient to fund our operations for the next twelve months unless we obtain additional funding. This means that we must raise capital in order to continue to moving toward commercialization of our products. There can be no assurance that we will be able to raise additional financing on terms that are acceptable to us, or at all.

Off-Balance Sheet Arrangements
     We do not have any off-balance sheet arrangements as such term is defined in the rules promulgated by the SEC.
Contractual Obligations
     The table below summarizes our commitments and contingencies at December 31, 2006. The information in the table reflects future unconditional payments and is based on the terms of the relevant agreements and appropriate classification of items under generally accepted accounting principles currently in effect.

	Payments due by period
		Less than 1
Contractual Obligations	Total	year	1-3 years	3-5 years	More than 5 years

Operating Leases Obligations	$1,346,927	$793,087	$471,620	$82,220	$—

Total	$1,346,927	$793,087	$471,620	$82,220	$—

     We have entered into several operating lease agreements for facilities, primarily for our manufacturing facility in Miramar, Florida and our office building in Sydney, Australia. Terms of certain lease arrangements include renewal options, payment of certain costs such as insurance and common area maintenance.
•	In addition to the above, we have the following contingent liabilities, all payable to Dr. Robert B. Fine, a former CEO of Kriton Medical, the business that previously held the Company’s technology, resulting from the acquisition by HeartWare, Inc. of Kriton Medical:

•	a milestone payment of $750,000 when our first circulatory assist device is approved for sale in Europe, provided that we have at least $15,000,000 in cash on hand;

•	a milestone payment of $1,250,000 when our first circulatory assist device is approved for sale in the US, provided that we have at least $25,000,000 in cash on hand; and

•	a special payment of up to $500,000 upon a sale of HeartWare, Inc., if such sale generates proceeds in excess of the aggregate liquidation preferences of all of HeartWare, Inc.’s outstanding preferred stock (i.e., $15.4 million).
Recent Accounting Pronouncements
     In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation Number 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The interpretation is effective for the first interim period beginning after December 15, 2006. We have not been able to complete our evaluation of the impact of adopting FIN 48 and as a result, we are not able to estimate the effect the adoption will have on our financial position and results of operations.
     In September 2006, the SEC Office of the Chief Accountant and Divisions of Corporation Finance and Investment Management released SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”), that provides interpretive guidance on how the effects of the carry-over or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB No. 108 states that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This guidance is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material impact on our financial position, results of operations or cash flows.
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 157 to have a material impact on our financial position, results of operations or cash flows.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would by recognized in earnings when they occur. SFAS 159 is effective for the Company’s financial statements for the year beginning January 1, 2008, with earlier adoption permitted. The Company does not expect adoption of this statement to have an impact on its consolidated financial position and results of operations.
     A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our condensed consolidated financial statements.
Quantitative and Qualitative Disclosures About Market Risk

Market risk represents the risk of changes in the value of market risk sensitive instruments caused by fluctuations in interest rates, foreign exchange rates and commodity prices. Changes in these factors could cause fluctuations in our results of operations and cash flows.

Interest Rate Risk
     Our exposure to interest rate risk is currently confined to our cash that is invested in highly liquid money market funds. The primary objective of our investment activities is to preserve our capital to fund operations. We also seek to maximize income from our investments without assuming significant risk. We do not presently use derivative financial instruments in our investment portfolio. Our cash and investments policy emphasizes liquidity and preservation of principal over other portfolio considerations.
     Our convertible note does not bear interest rate risk as the note was issued at a fixed rate of interest.
Foreign Currency Rate Fluctuations
     We conduct business in foreign countries. Our headquarters is located in Sydney, Australia and primarily comprises the executive functions of the Company. All of our trials are presently conducted outside of the United States, with trials within the United States expected to commence towards the end of 2007. Our manufacturing operations are located in Miramar, Florida.
     For US reporting purposes, the Company translates all assets and liabilities of its non-US entities at the year-end exchange rate and translates revenue and expenses at the average exchange rates in effect during the year. The net effect of these translation adjustments is shown in the accompanying financial statements as a component of stockholders’ equity. Foreign currency transaction gains and losses are included in other, net in the consolidated statements of operations.
     We do not presently utilize foreign currency forward contracts and instead hold cash reserves in the currency in which those reserves are anticipated to be expended.
Controls and Procedures

We have carried out an evaluation, under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on such evaluation, our principal executive officer and principal financial officer have concluded that as of March 31, 2007, our disclosure controls and procedures were effective to ensure that the information required to be disclosed by us in the reports filed or submitted by us under the Securities Exchange Act of 1934, as amended, was recorded, processed, summarized or reported within the time periods specified in the rules and regulations of the SEC, and include controls and procedures designed to ensure that information required to be disclosed by us in such reports was accumulated and communicated to management, including our principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosures.
     There has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.
Description of Securities

The rights of the holders of our ordinary shares are governed by our Constitution and the Australian Corporations Act 2001, or the Corporations Act. In addition, because our ordinary shares are listed on the ASX we are also subject to Australian securities laws and the ASX Listing Rules.
     A summary of the principal rights attaching to our ordinary shares is as follows:
Rights affecting our ordinary shares and related matters
     Issuance of shares
     Australian law does not recognize the concepts of “authorized capital” or “par value”. As such, we do not have an authorized capital and our ordinary shares do not have a par value. Pursuant to our Constitution and subject to various restrictions as set out under the ASX Listing Rules and the Corporations Act, the power to issue ordinary shares in the Company is vested in the Board of Directors and, as such, the Board may issue ordinary shares to any person on such terms and with such rights as the Board may determine. The Board may determine that ordinary shares are to be issued with preferred, deferred or other special rights or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise.
     General meetings and voting
     Under Australian law, our annual general meeting is required to be held within five months after the end of each financial year. For other general meetings, our directors are required to call a general meeting when requested to do so by shareholders holding at least 5% of the votes that may be cast at the meeting or being at least 100 in number, and such shareholders may propose a resolution for consideration at the next general meeting occurring more than two months’ after the date of their notice.
     Each shareholder is entitled to receive notice of, and to attend and vote at, general meetings of the Company. Notice of a general meeting of the Company must be given to shareholders at least 28 days before the date of the meeting. At a general meeting of shareholders, each shareholder has one vote for each ordinary share held. Two shareholders present in person or by proxy constitute a quorum for a general meeting.
     Resolutions put to shareholders generally require the approval of a majority of votes cast by those present and voting. Super-majority approval is required under Australian law for certain special resolutions. Approval by special resolution of shareholders is required for actions such as modifying or repealing the Company’s Constitution, changing the Company’s name or type, selectively reducing or buying back capital (in some circumstances), giving financial assistance in connection with the acquisition of shares in the Company and undertaking a voluntary winding up of the Company.

     Dividends
     Subject to any special rights and restrictions attaching to an ordinary share, our Board may declare that dividends are payable to shareholders on each ordinary share.
     Winding-up rights
     If the Company is wound up, any property that remains after satisfaction of all debts and liabilities of the Company, the payment of the costs, charges and expenses of winding up and any adjustment of the rights of the contributories among shareholders, must be distributed among the shareholders equally.
     Directors and director remuneration
     The Company must have at least three directors. At least two directors must ordinarily reside in Australia. A resolution of the Board must be passed by a majority vote. Under the ASX Listing Rules and our Constitution, the maximum amount which may be paid to non-employee directors for their services as directors may not exceed the amount approved by shareholders at a general meeting.
     Australia has recently enacted legislation that gives shareholders of listed companies, such as holders of our ordinary shares, the right to participate in a non-binding vote, to be held at the annual general meeting, on the adoption of the remuneration report of the Company. The remuneration report is included in the Company’s Annual Report and is to contain a discussion of the Board’s policy in relation to remuneration of directors of the Company.
     Transactions involving directors or officers
     The Corporations Act prohibits us from giving directors a financial benefit unless we obtain the approval of our shareholders or the financial benefit is otherwise exempt. Exempt financial benefits include indemnities, insurance premiums and payments for legal costs that are not otherwise prohibited by the Corporations Act and benefits given on arms’ length terms.
     The ASX Listing Rules prohibit us from acquiring a substantial asset from, or disposing of a substantial asset to, one of our directors without shareholder approval. In addition, subject to certain exceptions, the ASX Listing Rules prohibit us from issuing shares to a director without shareholder approval.
     Issues exceeding 15% of capital
     Subject to certain exceptions, the ASX Listing Rules prohibit us from issuing or agreeing to issue ordinary shares or other equity securities in any 12-month period which amount to more than 15% of our ordinary shares without shareholder approval.
     Minority shareholders
     Under the Corporations Act, any shareholder can bring an action in cases of conduct which is either contrary to the interests of shareholders as a whole, or oppressive to, unfairly prejudicial to or unfairly discriminatory against, any shareholders in their capacity as a shareholder, or themselves in a capacity other than as a shareholder. Former shareholders can also bring an action if it relates to the circumstances in which they ceased to be a shareholder. A statutory derivative action may be instituted by a shareholder, former shareholder or person entitled to be registered as a shareholder. In all cases, permission of the court is required to bring a statutory derivative action.
     Australian law does not provide for appraisal rights.
     Right to inspect corporation books and records
     Under Australian law, a shareholder may not obtain access to the Company’s books and records unless the shareholder first obtains a court order to do so.
     Acquisition of the Company
     Australian law restricts a person acquiring interests in the voting shares of a company where, as a result of the acquisition, that person’s or someone else’s voting power in that company increases from 20% or below to more than 20%. Generally, such acquisitions cannot be made unless the person acquires 3% or less of the voting shares in a company in any six-month period, the acquisition is made with shareholder approval or the acquisition is made under a takeover bid made in accordance with Australian law. Takeover bids must treat all shareholders alike and must not involve any collateral benefits to certain shareholders which are not otherwise made generally available. Various restrictions about conditional offers exist, and there are also substantial restrictions concerning the withdrawal and suspension of offers.
     In addition, the Corporations Act provides that if an offer is received for a specified proportion of the ordinary shares of a company, a resolution of “Eligible Shareholders”, who are persons other than the bidder or an associate of the bidder, who, as at the end of the day on which the first offer under a bid was made, held ordinary shares in the class of ordinary shares to which the bid relates, must approve the takeover bid before it may take effect. If approval is obtained, the offer may proceed. If approval is not obtained, the offer will be taken to have been withdrawn. The rule does not apply to a takeover bid for all of the ordinary shares of the Company. The rule ceases to apply at the end of three years following its date of adoption or last renewal by shareholders of the Company by resolution at a general meeting.
     If the acquisition of a security results in the purchaser acquiring a relevant interest in 5% or more of the total number of votes attached to voting shares in a company, the purchaser will also be required to make disclosures as to its substantial holdings under the Corporations Act. Disclosure obligations, including obligations on substantial shareholders, and limitations on acquisitions may, depending on the purchaser’s interests in, or voting power in relation to, ordinary shares, apply to the purchaser in respect of acquisitions, continuing holdings, exercises and disposals of ordinary shares.
     Foreign Acquisition and Takeovers Act
     The Foreign Acquisition and Takeovers Act 1975, or FATA, empowers the Treasurer of Australia to prohibit a proposed acquisition of shares in a company where as a result of the acquisition a non-Australian person, together with its associates, would have an interest of at least 15% of the total issued shares in that company, or two or more foreign persons, together with their associates, would in the aggregate have an interest of at least 40% of the total issued shares in that company. However, FATA only applies where a company is valued, based upon the acquisition consideration to be paid in the transaction, at AU$100 million or more for acquirers that are non-US persons, and for acquirers that are US persons, a company must be valued at AU$871 million or more for FATA to apply.
     Where an acquisition by a non-Australian person or persons has already occurred, the Treasurer has the power to order the acquirer to dispose of the shares. In addition, FATA requires certain persons who propose to make such acquisitions first to notify the Treasurer of their intention to do so. The concepts of acquisition, interest, associate and foreign person are broadly defined in FATA.
     Rights of Non-Australian Holders of Ordinary Shares
     Except with respect to restrictions under the Foreign Acquisition and Takeovers Act 1975 described above, neither our Constitution nor the laws of Australia restrict in any way the ownership, voting or other rights of our ordinary shares by non-residents or persons who are not citizens of Australia. See “-Foreign Acquisition and Takeovers Act”.
     Non-marketable parcels
     In certain circumstances, we may sell the ordinary shares of a shareholder who holds less than a “marketable parcel” of ordinary shares by giving that shareholder written notice prior to the sale. The power may be invoked only once by the Company in any 12 month period. A “marketable parcel” of ordinary shares is generally construed to mean securities with a value of at least $500. The Company may not sell a non-marketable parcel if a takeover has been announced, if the Company has not followed appropriate notice and procedure provisions as set forth by the ASX or if the shareholder notifies the Company within six weeks of receiving notice that it does not wish the securities to be sold. If a non-marketable parcel is to be sold, the Company acts as the shareholder’s agent and directs the sales of the underlying securities. The cost of the sale shall be borne by the Company or the purchaser of the securities.
Taxation Considerations
     Summary of Taxation Implications
     The following is a general summary of the Australian taxation implications that may arise for certain shareholders in respect of holding and disposing of shares in the Company.
     As taxation laws are complex, the following discussion is intended as a general guide to the Australian implications only. Shareholders should not rely on this discussion as advice in relation to their own affairs but should consult their own tax adviser applicable to their own needs and circumstances.
     Dividends paid by HeartWare Limited
     In respect of franked (Australian tax paid) dividends paid to non-residents of Australia (including US residents), no withholding tax applies.

     In respect of unfranked dividends paid to non-residents of Australia (including US residents), the rate of Australian withholding tax, prima facie, shall be:
•	US residents and residents of countries with which Australia has a double tax agreement (DTA) — 15%.

•	US residents (also United Kingdom residents) that are a company which holds directly at least 10% of the voting power in the company paying the dividend — 5%.

•	Tax residents of a country that does not have a DTA with Australia — 30%.

•	However, in respect of unfranked dividends paid to non-residents of Australia, so much of the part of the distribution that HeartWare declares is ‘conduit foreign income’ is:

•	Not assessable not exempt income of a foreign resident; and

•	Not subject to Australian withholding tax.
     Australian Capital Gains Tax (“CGT”) on sale of ordinary shares in HeartWare Limited
     Prior to December 12, 2006, a non-Australian resident holder of ordinary shares, including a US resident, would not be required to pay Australian CGT, provided the non-residents’ interest represented less than 10% of the total number of our issued ordinary shares.
     From December 12, 2006, Australian capital gains realized by non-Australian residents on the sale of ordinary shares shall be disregarded for CGT purposes, unless our real property assets exceed 50% of our total assets. As we do not, at this time, own any Australian real property, no Australian CGT shall apply to non-Australian residents, including US residents that sell ordinary shares.
Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 31, 2007, information regarding beneficial ownership of our ordinary shares by the following:
•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.
     Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days after the measurement date. This table is based on information supplied by officers, directors and principal shareholders. Except as otherwise indicated, we believe that the beneficial owners of the ordinary shares listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.
     Unless otherwise indicated, we deem ordinary shares subject to options that are exercisable within 60 days of May 31, 2007 to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.
     As of May 31, 2007, there were 186,302,097 ordinary shares outstanding.

	Number of Shares		Shares
Name and Address of Beneficial Owner	Beneficially Owned		Outstanding

5% Shareholders
Apple Tree Partners I, L.P. 54th Floor, 405 Lexington Avenue, New York, NY 10174	91,588,782	(1)	49.2%

Directors and Named Executive Officers
Robert Thomas	2,540,102	(2)	1.4%
Dr. Seth Harrison	91,588,782	(3)	49.2%
Dr. Denis Wade	1,200,000	(4)	*
Dr. Christine Bennett	200,000	(5)	*
Robert Stockman	—		*
Douglas Godshall	37,305		*
David McIntyre	410,102	(6)	*
Jeffrey LaRose	1,922,102	(7)	1.0%
Dozier Rowe	260,000	(8)	*
Jane Reedy	573,152	(9)	*
William Rissman (10)	—		*
Stuart McConchie (11)	—		*
All directors and executive officers as a group (12 persons)	98,731,545	(12)	53.0%

*	Indicates less than 1%

(1)	Includes 1,486,830 shares issuable upon conversion of a convertible note.

(2)	Includes 782,102 shares subject to options exercisable within 60 days of May 31, 2007 and 950,000 shares held in trust.

(3)	Represents shares held by Apple Tree Partners I, L.P., the Company’s largest shareholder. Dr. Harrison is Managing General Partner in Apple Tree Partners I, L.P. Dr. Harrison disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(4)	Represents 1,000,000 shares held by a family trust and 200,000 shares subject to options exercisable within 60 days of May 31, 2007.

(5)	Represents shares subject to options exercisable within 60 days of May 31, 2007.

(6)	Represents 382,102 shares subject to options exercisable within 60 days of May 31, 2007 and 28,000 shares held by Mr. McIntyre’s spouse.

(7)	Represents shares subject to options exercisable within 60 days of May 31, 2007.

(8)	Includes 250,000 shares subject to options exercisable within 60 days of May 31, 2007.

(9)	Represents shares subject to options exercisable within 60 days of May 31, 2007.

(10)	Mr. Rissmann was our Vice President, Manufacturing and Product Development, until his resignation effective May 13, 2006.

(11)	Mr. McConchie was our Chief Executive Officer until his resignation effective September 4, 2006.

(12)	Includes 4,309,458 shares subject to options exercisable within 60 days of May 31, 2007.

HEARTWARE LIMITED
(A Development Stage Company)
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,142,586	$16,697,769
Receivables	27,574	18,050
Prepaid expenses and other assets	572,620	598,793

Total current assets	12,742,780	17,314,612

Property, plant and equipment, net	2,993,927	2,710,870
Other intangible assets, net	16,307,716	16,691,701
Goodwill	15,371,221	15,371,221

Total Assets	$47,415,644	$52,088,404

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$255,150	$308,364
Accrued expenses and other current liabilities	1,142,485	1,287,142
Convertible note — related party	1,196,526	1,167,481

Total current liabilities	2,594,161	2,762,987

Other long-term payables	20,230	15,936

Shareholders’ equity:

Ordinary shares, no par value — 186,302,097 and 186,262,097 shares outstanding at March 31, 2007 and December 31, 2006 respectively	—	—
Additional paid-in capital	84,507,891	83,890,582
Deficit accumulated during the development stage	(39,921,034)	(34,650,726)

Accumulated other comprehensive income:
Cumulative translation adjustments	214,396	69,625

Total Shareholders’ Equity	44,801,253	49,309,481

Total Liabilities and Shareholders’ Equity	$47,415,644	$52,088,404

The accompanying notes are an integral part of these condensed financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

			Cumulative Period from
			November 26, 2004
	Three Months Ended March 31,		(Inception) Through
	2007	2006	March 31, 2007
Revenues	$—	$—	$—

Operating expenses:
General and administrative expenses	1,769,967	1,339,515	12,105,980
Research and development expenses	3,142,463	1,948,049	25,498,059
Amortization of intangibles	440,248	444,090	3,857,797

Total operating expenses	5,352,678	3,731,654	41,461,836

Loss from operations	(5,352,678)	(3,731,654)	(41,461,836)

Foreign exchange income (loss)	(107,702)	79,918	(197,684)
Interest income, net	190,072	59,012	1,751,715
Other, net	—	—	(13,229)

Loss before income taxes	(5,270,308)	(3,592,724)	(39,921,034)
Provision for income taxes	—	—	—

Net loss	$(5,270,308)	$(3,592,724)	$(39,921,034)

Loss per ordinary share — basic and diluted	$(0.03)	$(0.02)

Weighted average shares outstanding — basic and diluted	186,295,430	156,096,274

The accompanying notes are an integral part of these condensed financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(unaudited)

					Deficit
				Accumulated	Accumulated
	Ordinary Shares		Additional	Other	During
	Shares		Paid-In	Comprehensive	Development
	Issued	$	Capital	Income	Stage	Total
Balance December 31, 2006	186,262,097	$—	$83,890,582	$69,625	$(34,650,726)	$49,309,481

Issuance of ordinary shares pursuant to stock option exercise	40,000	—	6,285	—	—	6,285
Share based compensation	—	—	611,024	—	—	611,024

Net loss	—	—	—	—	(5,270,308)	(5,270,308)
Other accumulated comprehensive income (loss):
Foreign currency translation adjustment	—	—	—	144,771	—	144,771

Balance March 31, 2007	186,302,097	$—	$84,507,891	$214,396	$(39,921,034)	$44,801,253

The accompanying notes are an integral part of these condensed financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

			Cumulative Period from
			November 26, 2004
	Three Months Ended March 31,		(Inception) Through
	2007	2006	March 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,270,308)	$(3,592,724)	$(39,921,034)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	131,644	90,982	750,370
Amortization	440,248	444,090	3,857,797
Share-based compensation expense	611,024	257,541	3,448,880
Loss on disposal of assets	—	—	13,229
Accrued interest	5,728	5,458	47,081
Increase (decrease) in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	(9,165)	13,856	(25,920)
Prepaid expenses and other current assets	32,143	86,571	(227,030)
Note receivable, current	—	—	794
Accounts payable	(53,988)	(740,755)	(571,130)
Accrued expenses and other current liabilities	(144,246)	632,531	1,188,569

Net cash used in operating activities	(4,256,920)	(2,802,450)	(31,438,394)

CASH FLOWS FROM INVESTING ACTIVITIES

Additions to property and equipment	(412,223)	(157,548)	(3,557,118)
Additions to patents	(56,263)	—	(300,450)
Net cash provided by acquisition	—	—	126,380
Proceeds from dispositions of assets	—	—	23,701

Net cash flows used in investing activities	(468,486)	(157,548)	(3,707,487)

CASH FLOWS FROM FINANCING ACTIVITIES

Net proceeds from issuance of share capital	6,285	—	47,046,217

Net cash provided by financing activities	6,285	—	47,046,217

Effect of exchange rate on cash	163,938	(132,948)	242,250

INCREASE IN CASH AND CASH EQUIVALENTS	(4,555,183)	(3,092,946)	12,142,586

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	16,697,769	10,036,941	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$12,142,586	$6,943,995	$12,142,586

Supplemental cash flow information:
Cash paid during the year for:

Interest	$5,728	$5,458	$48,374

The accompanying notes are an integral part of these condensed financial statements

1. Basis of Presentation
Development Stage
We have operated as a development stage enterprise since our inception. We are a medical device company that is focused on developing and commercializing a family of blood pumps that are surgically implanted to help augment blood circulation in patients suffering from chronic and end-stage heart failure. We devote substantially all of our efforts to research and development of products, raising capital and developing markets for our products. Accordingly, our financial statements have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” issued by the Financial Accounting Standards Board (“FASB”).
The Company’s success will depend in part on its ability to successfully complete clinical trials, obtain necessary regulatory approvals, obtain patents and product license rights, maintain trade secrets and operate without infringing on the proprietary rights of others, both in the United States and other countries.
Interim Financial Statements
The accompanying unaudited interim condensed financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States of American for annual financial statements and should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2006 included in the Form 10 filed by the Company with the Securities and Exchange Commission. The consolidated statements of operations for the quarter ended March 31, 2007 are not necessarily indicative of the results to be expected for any future period or for the full year.
In the opinion of management, the accompanying unaudited interim condensed financial statement of the Company contain all adjustments (consisting of only normally recurring adjustments) necessary to present fairly the financial position of the Company as of the dates and for the periods presented.
2. Significant Accounting Policies
Principles of Consolidation
The consolidated financial statements include the accounts of HeartWare Limited and its subsidiary, HeartWare, Inc. All inter-company balances and transactions have been eliminated on consolidation.

Accounting Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.
Net Loss Per Ordinary Share
Basic loss per share is computed by dividing net loss for the period by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share is computed by dividing net loss for the period by the weighted average number of ordinary shares outstanding during the period, plus the dilutive effect of ordinary share equivalents, such as options, using the treasury stock method.
Share-based Payments
We elected to early adopt SFAS 123(R) “Share-Based Payments” effective January 1, 2005. We use a Black-Scholes option value method. Under the fair value recognition provisions of SFAS 123(R), we recognize share-based compensation net of an estimated forfeiture rate and therefore only recognize compensation cost for those shares expected to vest over the service period of the award.
Calculating share-based compensation expense requires the input of highly subjective assumptions, including an estimated expected life of the option, share price volatility and a forfeiture rate. We have used the estimated life of the option in determining the fair value.
We estimate the volatility of our ordinary shares on the date of grant based on the historical volatility of our publicly-traded ordinary shares. We estimate the expected term to equal the contractual term at the time of grant. We estimate the forfeiture rate based on our historical experience of our employee retention rate. If our actual forfeiture rate is materially different from our estimate, the share-based compensation expense could be significantly different from what we have recorded in the current period.
The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share based compensation expense could be materially different in the future.
Recent Accounting Pronouncements
In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 157 to have a material impact on our financial position, results of operations, or cash flows.
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would by recognized in earnings when they occur. SFAS 159 is effective for the Company’s financial statements for the year beginning January 1, 2008, with earlier adoption permitted. The Company does not expect adoption of this statement to have an impact on its consolidated financial position and results of operations.
3. Property and Equipment
Property and equipment, net consists of the following:

		As of
		March 31,	December 31,
	Useful Lives	2007	2006

Property, Plant and Equipment
Machinery and equipment	5 to 7 years	$2,930,550	$2,811,800
Leasehold improvements	3 to 5 years	268,217	209,116
Office equipment, furniture and fixtures	5 to 7 years	297,669	143,886
Software	5 to 7 years	362,119	276,092
		3,858,555	3,440,894
Less: accumulated depreciation		(864,628)	(730,024)
		$2,993,927	$2,710,870
Depreciation expense was $131,644 and $90,982 for the quarters ended March 31, 2007 and 2006, respectively.
4. Accrued Liabilities
Accrued expenses consist of the following:

	March 31,	December 31,
	2007	2006
Accrued expenses and other current liabilities
Accrued research and development materials	$459,195	$504,528
Accrued payroll and other employee costs	337,057	409,441
Accrued professional fees	279,883	261,317
Other accrued expenses	66,350	111,856
	$1,142,485	$1,287,142
5. Lease Obligations
Future minimum rental commitments at March 31, 2007 under non-cancelable operating lease agreements are as follows:

Operating Leases
2007	$793,087
2008	395,725
2009	75,895
2010	75,895
2011	6,325
Total minimum lease payments	$1,346,927

Rent expense was $206,865 and $85,161 for the quarters ended March 31, 2007 and 2006, respectively.
6. Income Taxes
The Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (FIN No. 48), on January 1, 2007. Previously, the Company had accounted for tax contingencies in accordance with Statement of Financial Accounting Standards No. 5, “Accounting for Contingencies”. As required by FIN 48, which clarifies SFAS No. 109, “Accounting for Income Taxes”, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied FIN 48 to all tax positions for which the statute of limitation remained open. No liabilities for resulting unrecognized tax benefits were identified in connection with the implementation of FIN 48. The amount of unrecognized tax benefits as of January 1, 2007 was $0. There have been no material changes in unrecognized tax benefits through March 31, 2007.
The Company is subject to income taxes in Australia, the U.S. federal jurisdiction and various states jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company is subject to income tax examinations by tax authorities for all years since inception. The Company is not currently under examination by any tax authority. The Company’s policy is to recognize interest and penalties related to unrecognized tax benefits in its income tax provision.
7. Share-based Compensation
The Company has granted plan and non-plan stock options to employees, officers, directors and advisors to the Company. The HeartWare Limited Employee Share Option Plan (“ESOP”), adopted on December 15, 2004, allows the Company to grant options for ordinary shares of up to 11% of the Company’s ordinary shares then outstanding. In accordance with the ESOP Rules, all ESOP options issued after the Company became listed on the ASX must have an exercise price which is not less than the weighted average sale price of ordinary shares sold during the five days (or such other period as the Board determines) prior to the grant of the ESOP option. The options generally vest ratably and can have expiration dates of up to ten years from the date of grant.
The Company has also granted an aggregate of 1,500,000 options outside of our ESOP or any formal plan. Of these options, 1,000,000 were granted to three non-executive directors and 500,000 were granted to a third party for services rendered to the Company. The options granted to the third party service provider have exercise prices per share ranging from AU$0.60 to AU$1.50 per share and were immediately exercisable upon granting. The options granted to the non-executive directors are subject to a vesting schedule whereby, as of December 31, 2006, 800,000 of the 1,000,000 options have vested and the remaining 200,000 options will vest in December 2007. The exercise prices per share with respect to the options granted to non-executive directors range from AU$0.60 to AU$1.50.
Information related to options, including non-plan options, at March 31, 2007 is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Options	Price	Life	Value

Outstanding at December 31, 2006	20,501,250	$0.65	6.90	$—
Granted	1,150,000	0.89
Exercised	(40,000)	0.16
Forfeited	(95,000)	0.89
Outstanding at March 31, 2007	21,516,250	0.67	6.90	—
Exercisable at March 31, 2007	6,562,584	0.33	3.39	1,610,616
We generally recognize compensation expense for our share awards using a straight-line method over the substantive vesting period. The Company allocates expense to general and administrative expense and research and development expense based on the option holders’ employment function. For the quarters ended March 31, 2007 and 2006, the Company recorded general and administrative share-based expense of approximately $347,759 and $153,676, respectively and research and development share-based expense of approximately $263,265 and $103,865, respectively.

We recognize share-based compensation for the value of the portion of awards that are ultimately expected to vest. Statement No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option. We have applied an annual forfeiture rate of approximately 12.12% to all unvested share awards as of March 31, 2007, which represents the portion that we expect will be forfeited each year over the vesting period. We will re-evaluate this analysis periodically and adjust the forfeiture rate as necessary. Ultimately, we will only recognize expense for those shares that vest.
Under the provisions of Statement No. 123(R), we expect to recognize approximately $3.1 million, net of estimated forfeitures, of future expense for awards granted as of March 31, 2007. These awards have a weighted average remaining vesting period of 1.7 years.
The weighted average grant date fair value per share of options granted for the quarter ended March 31, 2007 using the Black-Scholes option pricing model was $0.35. There were no options granted during the quarter ended March 31, 2006.
Shares reserved for future issuance under the Company’s ESOP totaled approximately 476,981 at March 31, 2007.
Information related to options, both plan and non-plan, outstanding and exercisable at March 31, 2007 is as follows:

	Stock Options Outstanding			Stock Options Exercisable
		Weighted
		Average	Weighted
		Remaining	Average		Weighted
		Contractual	Exercise		Average
	Options	Life	Price	Options	Exercise Price

$0.00 — $0.50	7,534,416	4.36	$0.27	5,289,431	$0.25
$0.50 — $1.00	12,299,732	8.49	0.85	1,173,153	0.71
$1.00 — $1.50	1,682,102	6.55	1.17	100,000	1.21

	21,516,250	6.90	$0.67	6,562,584	$0.33

We recognize share-based compensation on fixed awards with pro rata vesting on a straight-line basis over the award’s vesting period. The fair value of the options used to calculate net loss and net loss per share was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	March 31,
	2007	2006

Dividend yield	0%	0%
Estimated annual volatility	51.10%	55.14%
Risk-free interest rate	5.85%	5.35%
Estimated forfeiture rate	12.12%	6.67%
Estimated holding period (years)	10	10

8. Goodwill and Other Intangible Assets
The carrying amount of our goodwill was $15.4 million at March 31, 2007 and December 31, 2006 which is attributable to the acquisition of HeartWare Inc. On January 24, 2005, HeartWare Limited acquired all of the outstanding voting stock of HeartWare, Inc., a company based in Miramar, Florida which had been developing heart pump technology that now forms the Company’s core technology platform.
The gross carrying amount of intangible assets and the related accumulated amortization for intangible assets subject to amortization are as follows:

	March 31, 2007		December 31, 2006
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortizable Intangible Assets
Patents	$15,797,493	$(2,270,147)	$15,741,230	$(2,013,089)
Copyrights	1,408,423	(305,158)	1,408,423	(269,948)
Non-Compete Agreements	2,959,597	(1,282,492)	2,959,597	(1,134,512)
Amortization expense for the quarters ended March 31, 2007 and 2006 was $440,248 and $444,090, respectively.
Estimated amortization expense for each of the five succeeding fiscal years based upon the Company’s intangible asset portfolio at March 31, 2007 is as follows:

Estimated
Amortization
Expense

2007	$1,785,928
2008	1,785,928
2009	1,243,336
2010	1,194,009
2011	1,194,009
9. Convertible Note — Related Party
The Company has a convertible note, denominated in Australian dollars, in the principal amount of AU$1.42 million outstanding at March 31, 2007 and 2006. At March 31, 2007 and December 31, 2006, the principal amount of this note translated into US$1.1 million plus accrued interest that would convert into approximately 1.5 million ordinary shares at that time.
The note accrues interest at 2.0% per annum. The conversion price is AU$1.00 per ordinary share. The principal and interest on the convertible note is repayable on demand as of January

31, 2007, and is therefore included as a current liability. The note has not been converted and the holder of the note, Apple Tree Partners I, L.P., the Company’s majority shareholder, has given a written indication to the Company that it is its present intention to convert the note rather than demand repayment. Interest expense on this note was $5,728 for the quarter ended March 31, 2007 and $22,062 for the year ended December 31, 2006, respectively.
10. Net Loss Per Share
Basic net loss per share is computed by dividing net loss applicable to ordinary shares by the weighted-average of ordinary shares outstanding during the period. Diluted earnings (loss) per share adjusts basic earnings (loss) per share for the dilutive effects of convertible securities, options and other potentially dilutive instruments, only in the periods in which such effect is dilutive. The following securities have been excluded from the calculation of diluted loss per share, as their effect would be anti-dilutive:

	March 31,	December 31,
	2007	2006

Ordinary shares issuable upon:
Exercise of stock options	21,516,250	20,501,250
Conversion of convertible note	1,482,684	1,475,396

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Board of Directors
HeartWare Limited
We have audited the accompanying consolidated balance sheets of HeartWare Limited (a Development Stage Company) (the “Company”) as of December 31, 2006 and 2005 and the consolidated statements of operations, shareholders’ equity and cash flows for the years ended December 31, 2006 and 2005, the period from November 26, 2004 (date of inception) through December 31, 2004, and the cumulative period from November 26, 2004 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HeartWare Limited (a Development Stage Company) as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, the period from November 26, 2004 (date of inception) through December 31, 2004, and the cumulative period from November 26, 2004 (date of inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of the development of its products. There is no assurance that the Company’s plans to raise capital will be successful. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Grant Thornton LLP
Fort Lauderdale, Florida
March 5, 2007

HEARTWARE LIMITED
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$16,697,769	$10,036,941
Receivables	18,050	16,496
Prepaid expenses and other assets	598,793	345,514

Total current assets	17,314,612	10,398,951

Property, plant and equipment, net	2,710,870	1,372,399
Other intangible assets, net	16,691,701	18,445,103
Goodwill	15,371,221	15,371,221

Total Assets	$52,088,404	$45,587,674

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$308,364	$963,443
Accrued expenses and other current liabilities	1,287,142	195,268
Convertible note — related party	1,167,481	—

Total current liabilities	2,762,987	1,158,711

Long-term convertible note — related party	—	1,061,081
Other long-term payables	15,936	25,613

Shareholders’ equity:
Ordinary shares, no par value - 186,262,097 and 156,096,274 shares outstanding in 2006 and 2005 respectively	—	—
Additional paid-in capital	83,890,582	59,457,504
Deficit accumulated during the development stage	(34,650,726)	(15,452,199)

Accumulated other comprehensive income (loss):
Cumulative translation adjustments	69,625	(663,036)

Total Shareholders’ Equity	49,309,481	43,342,269

Total Liabilities and Shareholders’ Equity	$52,088,404	$45,587,674

The accompanying notes are an integral part of these financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS

				Cumulative Period
				from November
			Period from	26, 2004
			November 26, 2004	(Inception)
			(Inception) through	Through
	Years Ended December 31,		December 31,	December 31,
	2006	2005	2004	2006

Revenues	$—	$—	$—	$—
Operating expenses:
General and administrative expenses	6,024,374	4,311,639	—	10,336,013
Research and development expenses	11,633,294	10,722,302	—	22,355,596
Amortization of intangibles	1,788,347	1,629,202	—	3,417,549
				— $

Total operating expenses	19,446,015	16,663,143	—	36,109,158

Loss from operations	(19,446,015)	(16,663,143)	—	(36,109,158)

Foreign exchange income (loss)	(583,805)	493,823	—	(89,982)
Interest income, net	844,522	717,121	—	1,561,643
Other, net	(13,229)	—	—	(13,229)

Loss before income taxes	(19,198,527)	(15,452,199)	—	(34,650,726)
Provision for income taxes	—	—	—	—

Net loss	$(19,198,527)	$(15,452,199)	$—	$(34,650,726)

Loss per ordinary share — basic and diluted	$(0.11)	$(0.11)	$—

Weighted average shares outstanding — basic and diluted	174,689,977	144,648,898	2,000

The accompanying notes are an integral part of these financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

						Deficit
					Accumulated	Accumulated
					Other	During
	Ordinary Shares			Additional	Comprehensive	Development
	Shares Issued	$		Paid-In Capital	Income (Loss)	Stage	Total
Balance at November 26, 2004, (inception)	—	$		$—	$—	$—	$—
Issuance of founding ordinary shares	2,000		—	794	—	—	794
Net loss	—		—	—	—	—	—

Balance December 31, 2004	2,000		—	794	—	—	794

Issuance of ordinary shares pursuant to the acquisition of HeartWare, Inc.	88,000,000		—	34,012,000	—	—	34,012,000
Issuance of ordinary shares pursuant to initital public offering, net of offering costs	64,838,876		—	23,437,597	—	—	23,437,597
Issuance of ordinary shares pursuant to stock option exercise	395,400		—	59,576	—	—	59,576
Issuance of ordinary shares pursuant to cashless warrant exercise	2,859,998		—	—	—	—	—
Share based compensation	—		—	1,947,537	—	—	1,947,537
Net loss	—		—	—	—	(15,452,199)	(15,452,199)
Other accumulated comprehensive income (loss)
Foreign currency translation adjustment	—		—	—	(663,036)	—	(663,036)

Balance December 31, 2005	156,096,274		—	59,457,504	(663,036)	(15,452,199)	43,342,269

Issuance of ordinary shares pursuant to private placement	29,679,220		—	23,378,369	—	—	23,378,369
Issuance of ordinary shares pursuant to shareholder purchase plan	75,452		—	61,254	—	—	61,254
Issuance of ordinary shares pursuant to stock option exercise	411,151		—	103,136	—	—	103,136
Share based compensation	—		—	890,319	—	—	890,319
Net loss	—		—	—	—	(19,198,527)	(19,198,527)
Other accumulated comprehensive income (loss)
Foreign currency translation adjustment	—		—	—	732,661	—	732,661

Balance December 31,2006	186,262,097		$—	$83,890,582	$69,625	$(34,650,726)	$49,309,481

The accompanying notes are an integral part of these financial statements

HEARTWARE LIMITED
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from November
			26, 2004 (Inception)	Cumulative Period from
	Years Ended December 31,		through December 31,	November 26, 2004 (Inception)
	2006	2005	2004	Through December 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,198,527)	$(15,452,199)	$—	$(34,650,726)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	371,497	247,229	—	618,726
Amortization	1,788,347	1,629,202	—	3,417,549
Share-based compensation expense	890,319	1,947,537	—	2,837,856
Loss on disposal of assets	13,229	—	—	13,229
Accrued interest, long-term	22,126	19,227	—	41,353
Lease incentive	(11,688)	25,613	—	13,925
Increase (decrease) in operating assets and liabilities, excluding the effect of acquisitions:	—	—	—	—
Accounts receivable	(259)	(16,496)	—	(16,755)
Prepaid expenses and other current assets	(229,430)	(29,743)	—	(259,173)
Note receivable, current	—	794	—	794
Accounts payable	(666,383)	149,241	—	(517,142)
Accrued expenses and other current liabilities	1,083,648	235,242	—	1,318,890
Net cash used in operating activities	(15,937,121)	(11,244,353)	—	(27,181,474)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(1,732,372)	(1,495,385)	—	(3,144,895)
Additions to patents	(34,945)	(209,242)	—	(244,187)
Net cash provided by acquisition	—	126,380	—	126,380
Proceeds from dispositions of assets	23,701	—	—	23,701

Net cash flows used in investing activities	(1,743,616)	(1,495,385)	—	(3,239,001)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of share capital	23,542,759	23,497,173	—	47,039,932
Nest cash provided by financing activities	23,542,759	23,497,173	—	47,039,932
Effect of exchange rate changes on cash	798,806	(720,494)	—	78,312
INCREASE IN CASH AND CASH EQUIVALENTS	6,660,828	10,036,941	—	16,697,769

CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	10,036,941	—	—	—

CASH AND CASH EQUIVALENTS — END OF PERIOD	$16,697,769	$10,036,941	—	$16,697,769
Supplemental cash flow information:
Cash paid during the year for:
Interest	$22,496	$20,150	$—	$42,646

The accompanying notes are an integral part of these financial statements

Note 1 Description of Business
     HeartWare Limited, referred to in these notes collectively with its subsidiary, HeartWare, Inc. as “we,” “our,” “HeartWare” or the “Company”, is a medical device company focused on developing and commercializing a family of blood pumps that are surgically implanted to help augment blood circulation in patients suffering from chronic and end-stage heart failure, which is one of the leading causes of death in the developed world.
     The initial application of our blood pump technology is our HeartWare Ventricular Assist Device, or HVAD pump, which we believe is the smallest full-output left ventricle assist device, or LVAD, that is currently in clinical trials. The HVAD pump is the only centrifugal LVAD designed to be implanted above the diaphragm in all patients.
     Beyond the HVAD pump, we are also evaluating our next generation device, the Miniaturized Ventricular Assist Device, or MVAD. The MVAD is based on the same technology platform as the HVAD pump but adopts an axial flow, rather than a centrifugal flow, configuration. The MVAD, which is currently at the prototype stage and undergoing animal studies, is approximately one-third the size of the HVAD pump. We believe that the MVAD will be implantable by surgical techniques that are even less invasive that those required to implant the HVAD pump. We expect to initiate human clinical trials for the MVAD during mid-2009.
     In parallel with our development of the MVAD, we have commenced design work on our third generation blood pump, which we currently call the IV VAD. The IV VAD will rely on the same underlying technology platform and will be a smaller version of the MVAD. Unlike the HVAD pump or the MVAD, the IV VAD is intended to be positioned within the body’s vasculature network and implanted by minimally invasive catheter-based techniques. Once the IV VAD is fully developed, we expect the IV VAD to be about one-tenth the size of the HVAD pump.
     We are headquartered in Sydney, Australia and have operations and manufacturing facilities in Miramar, Florida.
     We are a development stage company that has generated significant losses since our inception, and we expect to continue to incur substantial losses for the foreseeable future. Our primary business activities relate to the research and development of the HVAD pump and the development of future products. As of December 31, 2006, we had an accumulated deficit of approximately $34.7 million (which includes approximately $2.8 million in share-based charges and other non-cash charges).
Development Stage
     We have operated as a development stage enterprise since our inception by devoting substantially all of our efforts to raising capital, research and development of products noted above, and developing markets for our products. Accordingly, our financial statements have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” issued by the Financial Accounting Standards Board (“FASB”).

     Prior to marketing its products in the United States, the Company’s products must undergo rigorous pre-clinical and clinical testing and an extensive regulatory approval process implemented by the Food and Drug Administration (the “FDA”) and other regulatory authorities. There can be no assurance that the Company will not encounter problems in clinical trials that will cause us or the FDA to delay or suspend clinical trials. The Company’s success will depend in part on its ability to successfully complete clinical trials, obtain necessary regulatory approvals, obtain patents and product license rights, maintain trade secrets and operate without infringing on the proprietary rights of others, both in the United States and other countries. There can be no assurance that patents issued to or licensed by the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide proprietary protection or competitive advantages to the Company. The Company will require substantial future capital in order to meet its objectives. The Company currently has no committed sources of capital. The Company will need to seek substantial additional financing through public and/or private financing, and financing may not be available when the Company needs it or may not be available on acceptable terms.
Note 2 Going Concern
     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. However, the Company has sustained substantial losses from operations since its inception, and such losses have continued through December 31, 2006. In addition, as of December 31, 2006, the Company had a deficit accumulated during the development stage of $34.7 million.
     Our continuation as a going concern is dependent on our ability to raise capital in order to continue to commercialize our technology and as such we are actively seeking to obtain additional capital and financing, though there is no assurance we will be successful in our efforts. Funds raised will be primarily applied for the purposes of meeting costs associated with expanding the Company’s human clinical trials, product development (including in relation to the Company’s transcutaneous energy transfer system and its next generation devices, the IV VAD and MVAD), regulatory and other compliance costs as well as for general working capital. The Company continually monitors its cash position.
     The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.
Note 3 Significant Accounting Policies
     Principles of Consolidation
     The consolidated financial statements include the accounts of HeartWare Limited and its wholly- owned subsidiary, HeartWare, Inc. All inter-company balances and transactions have been eliminated in consolidation.

     Accounting Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
     Cash and Cash Equivalents
     Cash and cash equivalents are recorded in the consolidated balance sheets at cost, which approximates fair value. The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.
     Plant and Equipment
     The Company records plant, equipment and leasehold improvements at historical cost. Expenditures for maintenance and repairs are charged to expense; additions and improvements are capitalized. The Company generally provides for depreciation using the straight-line method at rates that approximate the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.
     Share-based Payments
     We elected to early adopt SFAS 123(R) “Share-Based Payments” effective January 1, 2005. We use a Black-Scholes option value method. Under the fair value recognition provisions of SFAS 123(R), we recognize share-based compensation net of an estimated forfeiture rate and therefore only recognize compensation cost for those shares expected to vest over the service period of the award.
     Calculating share-based compensation expense requires the input of highly subjective assumptions, including an estimated expected life of the option, share price volatility and a forfeiture rate. We have used the estimated life of the option in determining the fair value.
     We estimate the volatility of our ordinary shares on the date of grant based on the volatility of our publicly-traded ordinary shares. We estimate the forfeiture rate based on our historical experience of our employee retention rate. If our actual forfeiture rate is materially different from our estimate, the share-based compensation expense could be significantly different from what we have recorded in the current period.
     The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

     Goodwill and Other Intangible Assets
     The Company records goodwill and other intangible assets acquired in business combinations under the purchase method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. The Company then allocates the purchase price in excess of net tangible assets acquired to identifiable intangible assets. The fair value of identifiable intangible assets is based on detailed valuations that use information and assumptions provided by management. The Company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired to goodwill.
     Impairment of Long-Lived Assets
     The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets.
     Amortization and Impairment of Intangible Assets
     The Company records intangible assets at historical cost. The Company amortizes its intangible assets using the straight-line method over their estimated useful lives from five to fifteen years. In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” we do not amortize goodwill.
     On an annual basis, the Company performs its annual fair value assessment of goodwill and other indefinite-lived intangible assets. The annual test date is December 31 of each year. In addition, the Company reviews its intangible assets subject to amortization quarterly to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life. Conditions that would indicate impairment and trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change in legal factors or business climate that could affect the value of an asset, or an adverse action or assessment by a regulator. If the carrying value of an asset exceeds its fair value, the Company writes-down the carrying value of the intangible asset to its fair value in the period identified. The Company generally calculates fair value of intangible assets as the present value of estimated future cash flows to be generated by the asset using a risk-adjusted discount rate. If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.
     We completed an impairment test of long-lived assets, goodwill and other intangible assets subject to amortization as required by SFAS No. 142 and SFAS No. 144. Upon completion of our impairment tests as of the end of fiscal 2006 and 2005, we determined that neither goodwill nor intangible assets were impaired.

     Income Taxes
     The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities and certain other adjustments. The Company provides for deferred taxes under the asset and liability method, in accordance with SFAS 109, “Accounting for Income Taxes.” Under such method, deferred taxes are adjusted for tax rate changes as they occur. Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates then applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefit or the future deductibility is uncertain.
     Translation of Foreign Currency
     The Company translates all assets and liabilities of non-US entities at the year-end exchange rate and translates sales and expenses at the average exchange rates in effect during the year. The net effect of these translation adjustments is shown in the accompanying financial statements as a component of shareholders’ equity, titled “Accumulated Other Comprehensive Income (Loss).” Foreign currency transaction gains and losses are included in the consolidated statements of operations.
     Research and Development
     Research and development costs, including new product development programs, regulatory compliance and clinical research, are expensed as incurred.
     Net Loss Per Ordinary Share
     Basic loss per share is computed by dividing net loss for the period by the weighted average number of ordinary shares outstanding during the period. Diluted loss per share is computed by dividing net loss for the period by the weighted average number of ordinary shares outstanding during the period, plus the dilutive effect of ordinary share equivalents, such as options, using the treasury stock method.
     New Accounting Standards
     In June 2006, the FASB issued Interpretation Number 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). The interpretation contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. The interpretation is effective for the first interim period beginning after December 15, 2006. We have not been able to complete our evaluation of the impact of adopting FIN 48 and as a result, are not able to estimate the effect the adoption will have on our financial position and results of operations.
     In September 2006, the SEC’s Office of the Chief Accountant and Divisions of Corporation Finance and Investment Management released SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB No. 108”), that provides interpretive guidance on how the effects of the carry-over or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB No. 108 states that registrants should quantify errors using both a balance sheet and an income statement approach and evaluate whether either approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material. This guidance is effective for fiscal years ending after November 15, 2006. The adoption of SAB No. 108 did not have a material impact on our financial position, results of operations, or cash flows.
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement provides a single definition of fair value, a framework for measuring fair value, and expanded disclosures concerning fair value. Previously, different definitions of fair value were contained in various accounting pronouncements creating inconsistencies in measurement and disclosures. SFAS No. 157 applies under those previously issued pronouncements that prescribe fair value as the relevant measure of value, except SFAS No. 123(R) and related interpretations and pronouncements that require or permit measurement similar to fair value but are not intended to measure fair value. This pronouncement is effective for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 157 to have a material impact on our financial position, results of operations, or cash flows.
     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (SFAS 159). SFAS 159 allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. Subsequent changes in fair value of these financial assets and liabilities would by recognized in earnings when they occur. SFAS 159 is effective for the Company’s financial statements for the year beginning January 1, 2008, with earlier adoption permitted. The Company does not expect adoption of this statement to have an impact on its consolidated financial position and results of operations.
     A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to our consolidated financial statements.
Note 4 Other Balance Sheet Information
     Components of selected captions in the consolidated balance sheets at December 31 are as follows:

	Estimated Useful	December 31,
	Lives	2006	2005

Property, Plant and Equipment
Machinery and equipment	5 to 7 years	$2,811,800	$1,472,691
Leasehold improvements	3 to 5 years	209,116	161,912
Office equipment, furniture and fixtures	5 to 7 years	143,886	113,019
Software	5 to 7 years	276,092	—

		3,440,894	1,747,662
Less: accumulated depreciation		(730,024)	(375,223)

		$2,710,870	$1,372,399

Depreciation expense was $371,497 and $247,229 for the years ended December 31, 2006 and 2005, respectively.

	December 31,
	2006	2005

Accrued expenses and other current liabilities
Accrued R&D materials	$504,528	$—
Accrued payroll and other employee costs	409,441	121,331
Accrued professional fees	261,317	56,862
Other accrued expenses	111,856	17,075

	$1,287,142	$195,268

Note 5 Business Combination
     On January 24, 2005, HeartWare Limited acquired all of the outstanding voting stock of HeartWare, Inc., a company based in Miramar, Florida developing heart pump technology that now forms the Company’s core technology platform. HeartWare Limited paid approximately $35 million in conjunction with the acquisition of HeartWare, Inc. through the issuance of 88 million ordinary shares with a value of $34 million and a convertible note in the principal amount of $1.1 million less a write-off of amounts due to shareholder of approximately $140,000.
     The acquisition was accounted for as a purchase in accordance with SFAS No. 141 and accordingly, the purchase price was allocated based on the estimated fair values of the assets and liabilities acquired. The Company valued and accounted for the identified intangible assets and purchased research and development in accordance with its policy as described in Note 1 - Significant Accounting Policies. The Company allocated the purchase price first to the assets and liabilities it assumed based on their fair values at the date of acquisition. The Company used the income approach to determine the fair value of the amortizable intangible assets. The believes that the estimated intangible assets represent the fair value at the date of acquisition and do not exceed the amount a third party would pay for the assets. The Company then allocated the excess of the purchase price over identifiable tangible and intangible assets to goodwill.
     A relief from royalty approach to value was applied in determining the value, of approximately $15.5 million, of the extensive patent portfolio developed by HeartWare, Inc. upon acquisition. Assumptions included a 7.5% royalty rate and a discount rate of 30%.
     Goodwill of approximately $15.4 million is attributable to the collective experience of the management and employees. The results of operations of HeartWare, Inc. from January 25, 2005 through December 31, 2006 are included in the accompanying statements of operations. The unaudited pro forma results of operations for the year ended December 31, 2005 as if the business combination had occurred at the beginning of the period presented are not included as the pro forma results are not materially different from the actual results.
     The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition:
Fair value of identifiable net assets of HeartWare Inc.

Cash	$126,380
Receivable	75,00
Prepayments	220,000
Other non-current assets	20,771
Intangible assets — patents	15,497,043
Intangible assets — copyrights	1,408,423
Intangible assets — non-compete agreement	2,959,597
Trade creditors	(558,103)
Other current payables	(256,099)
Other non-current payables	(100,000)
Property, plant & equipment	205,453
Goodwill	15,371,221

Total purchase price	$34,696,868

     Goodwill of $15.4 million is deductible for tax purposes.
     The amounts assigned to and the weighted average amortization period for amortizable intangible assets acquired are as follows:

		Weighted
		Average
	Amount	Amortization
(in millions)	Assigned	Period

Amortizable Intangible Assets:
Patents	$15.5	15 years
Copyrights	1.4	10 years
Non-Compete Agreements	3.0	5 years

	$19.9

Note 6 Other Intangible Assets
     The gross carrying amount of intangible assets and the related accumulated amortization for intangible assets subject to amortization at December 31 are as follows:

	2006		2005
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization

Amortizable Intangible Assets
Patents	$15,741,230	$(2,013,089)	$15,706,285	$(957,504)
Copyrights	1,408,423	(269,948)	1,408,423	(129,105)
Non-Compete Agreements	2,959,597	(1,134,512)	2,959,597	(542,593)
     Amortization expense for the years ended December 31, 2006 and 2005 was $1.8 million, respectively.

     Estimated amortization expense for each of the five succeeding fiscal years based upon the Company’s intangible asset portfolio at December 31, 2006 is as follows:

Estimated
Amortization
Expense
2007	$1,782,177
2008	1,782,177
2009	1,782,177
2010	1,239,584
2011	1,190,258
Note 7 Borrowings and Credit Facilities
Convertible Note — Related Party
     The Company has a convertible note, denominated in Australian dollars, in the principal amount of AU$1.42 million outstanding at December 31, 2006 and 2005. At December 31, 2006, the principal amount of this note translated into US$1.1 million plus accrued interest that would convert into approximately 1.5 million ordinary shares at that time. At December 31, 2005, the principal amount of this note translated into US$1.1 million plus accrued interest that would convert into 1.4 million ordinary shares at that time.
     The note accrues interest at 2.0% per annum. The conversion price is AU$1.00 per ordinary share. The principal and capitalized interest on the convertible note is repayable on demand as of January 31, 2007, and is therefore included as a current liability, but, as of December 31, 2006, the note has not been converted and the holder of the note, Apple Tree Partners I, L.P., the Company’s majority shareholder, has given a written indication to the Company that it is its present intention to convert the note rather than demand repayment. Interest expense on this note was $22,062 and $19,227 for the years ended December 31, 2006 and 2005, respectively.
Note 8 Leases
     Rent expense amounted to $484,226 in 2006 and $284,969 in 2005. Future minimum rental commitments at December 31, 2006 under non-cancelable operating lease agreements are as follows:

Operating
Leases
2007	$793,087
2008	395,725
2009	75,895
2010	75,895
2011	6,325

Total minimum lease payments	$1,346,927

Note 9 Income Taxes
     At December 31, 2006 and 2005, the Company had deferred tax assets in excess of deferred tax liabilities of $13.2 million and $5.9 million, respectively. The Company determined that there is substantial doubt that such assets will be realized, and as such has taken a valuation allowance of $13.2 million and $5.9 million as of December 31, 2006 and 2005, respectively. The Company evaluates its ability to realize its deferred tax assets on a quarterly basis and adjusts the amount of its valuation allowance, if necessary. The Company operates within multiple taxing jurisdictions and is subject to audit in those jurisdictions. Because of the complex issues involved, any claims can require an extended period to resolve.
     SFAS No. 109 requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including our current and past performance, the market environment in which we operate, the utilization of past tax credits and length of carry-back and carry-forward periods. Forming a conclusion that a valuation allowance is not needed is difficult when there is negative objective evidence such as cumulative losses in recent years. Cumulative losses weigh heavily in the overall assessment. The Company has applied a 100% valuation allowance against its net deferred tax assets as of December 31, 2006 and 2005.
     The Company expects to continue to maintain a valuation allowance on certain future tax benefits until an appropriate level of profitability is reached or the Company is able to develop tax strategies which would enable it to conclude that it is more likely than not that a portion of its net deferred tax assets would be realized.
     The United States and foreign components of loss before income taxes were as follows:

	For the Year Ended December 31,
	2006	2005	2004

United States	$(15,239,069)	$(11,052,604)	$—
Foreign	(3,959,458)	(4,399,595)

	$(19,198,527)	$(15,452,199)	$—

     The effective tax rate of 0% differs from the statutory rate of 35% for all periods presented due primarily to the valuation allowance.
     The primary components of future deferred tax assets are as follows:

	At December 31,
	2006	2005

Net operating loss and other carryforwards	$12,088,890	$5,131,772
Share based compensation	1,078,385	740,064

Total deferred tax assets	13,167,275	5,871,836
Valuation allowance	(13,167,275)	(5,871,836)

Net deferred tax assets	—	—

     At December 31, 2006, the Company had net operating loss carryforwards of approximately $26.3 million for US federal income tax purposes and $5.5 million for non-US income tax purposes. Non-US losses have an unlimited carry over period and the US operating losses expire as follows:

US Operating
Year of Expiration	Losses

2025	$11,052,604
2026	15,239,069

$26,291,673

Note 10 Commitments and Contingencies
     The Company has the following contingent liabilities resulting from the acquisition by HeartWare, Inc. of a business that previously held the Company’s technology:
•	a milestone payment of $750,000 when the first circulatory assist device is approved for sale in Europe, provided that the Company has at least $15,000,000 in cash on hand;

•	a milestone payment of $1,250,000 when the first circulatory assist device is approved for sale in the US, provided that the Company has at least $25,000,000 in cash on hand; and

•	a special payment of up to $500,000 upon a sale of HeartWare, Inc. if such sale generates proceeds in excess of the aggregate liquidation preferences of all of HeartWare, Inc.’s then outstanding preferred stock.
     In addition to the above, the Company has entered into employment agreements with all of its executive officers, including the Chief Executive Officer and the Chief Financial Officer. These contracts do not have a fixed term and are constructed on an “at will” basis. Some of these contracts provide executives with the right to receive lump sum payments up to, but not exceeding, nine-months of their highest annual salary if their employment is terminated after a change in control of the Company, as defined in such agreements.
Note 11 Shareholders’ Equity
Ordinary Shares
     As of December 31, 2006, the Company has outstanding 186,262,097 ordinary shares. Under Australian law, the Company does not have authorized capital and the shares do not have a par value. Subject to the Corporations Act, the Company’s Constitution and the Australian Stock Exchange Listing Rules, the Board of Directors may allot and issue ordinary shares to any person on such terms and with such rights as the Board determines. The Board may determine that ordinary shares are to be issued with preferred, deferred or other special rights or restrictions, whether in regard to dividends, voting, return of share capital, payment of calls or otherwise.
     Holders of ordinary shares are entitled to one vote per share at meetings of shareholders. Holders of ordinary shares are entitled to receive dividends if and when declared by the Board of

Directors and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of liquidation. Holders of ordinary shares have no preemptive, subscription, anti-dilution, redemption or conversion rights. The holders of a majority of the ordinary shares can elect all of the directors and can control the management and affairs of the Company.
     Since November 26, 2004, our inception, we have issued the following securities:
•	In connection with our initial public offering in Australia, on January 27, 2005, we issued 55,838,000 ordinary shares. The aggregate offering price for this issuance was $21.6 million (AU$27.9 million), and we incurred underwriting commissions of $1.6 million (AU$2.1 million).

•	Also on January 27, 2005, we issued 9,000,876 ordinary shares, for an aggregate consideration of approximately $3.5 million (AU$4.5 million), in a private placement exempt from registration pursuant to Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

•	Also on January 27, 2005, in connection with our acquisition of all of the common stock of HeartWare, Inc., we issued 88,000,000 ordinary shares.

•	On April 20, 2005, we issued 2,859,998 ordinary shares to Dr. Robert Fine, former CEO of Kriton Medical, Inc., upon the cashless exercise by Dr. Fine of three warrants to purchase 5,259,076 ordinary shares at an exercise price of AU$0.20 per share. These warrants had originally been issued to him by Kriton Medical’s subsidiary, HeartWare, Inc., on October 3, 2003

•	On May 23, 2006, we issued 29,679,220 ordinary shares in a private placement. The aggregate proceeds to us in connection with this offering were US$23.4 million.

•	On June 15, 2006, we issued 75,452 ordinary shares to our Australian shareholders pursuant to our Shareholder Purchase Plan for aggregate proceeds to us of $61,254 (AU$82,997).

•	From June 2005 to August 2006, we issued an aggregate of 806,551 ordinary shares pursuant to the exercise of options under our ESOP at exercise prices ranging from $0.16 to $0.36 (AU$0.20 to AU$0.50) for aggregate proceeds of $162,712 (AU$218,656) to five individuals. The issuance of these ordinary shares was exempt from registration pursuant to Rule 701 under the Securities Act.

Note 12 Share Option Plan
Employee Share Option Plan
     On December 15, 2004, the Company adopted the HeartWare Limited Employee Share Option Plan (“ESOP”). The ESOP allows the Company to grant options for ordinary shares in the Company to employees and directors. The ESOP provides for the issuance of up to 11% of the ordinary shares at any time outstanding.
     Each option issued under the ESOP allows the holder to subscribe for and be issued with one ordinary share in the capital of the Company. In accordance with the ESOP Rules, all ESOP options issued after the Company became listed on the ASX must have an exercise price which is not less than the weighted average sale price of ordinary shares sold during the five days (or such other period as the Board determines) prior to the grant of the ESOP option.
     Options may generally be exercised after they have vested and prior to the specified expiry date if applicable exercise conditions are met. The expiry date can be for periods of up to ten years from the date of grant of the option.
Non-Plan Options
     The Company has also granted an aggregate of 1,500,000 options outside of our ESOP or any formal plan. Of these options, 1,000,000 were granted to three non-executive directors and 500,000 were granted to a third party for services rendered to the Company. The options granted to the third party service provider have exercise prices per share ranging from AU$0.60 to AU$1.50 per share and were immediately exercisable upon granting. The options granted to the non-executive directors were granted for no consideration and are subject to a vesting schedule whereby, as of December 31, 2006, 800,000 of the 1,000,000 options have vested and the remaining 200,000 options will vest on December 31, 2007. The exercise prices per share with respect to the options granted to non-executive directors range from AU$0.60 to AU$1.50. Information related to options, including non-plan options, at December 31 is as follows:

	2006		2005		2004
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
(option amounts in thousands)	Options	Price	Options	Price	Options	Price

Outstanding at January 1	16,145,410	$0.51	1,000,000	$0.74	0
Granted	10,116,324	0.89	15,808,462	0.48	1,000,000	$0.74
Exercised	(411,051)	0.27	(395,400)	0.16	0	—
Forfeited	(5,349,433)	0.71	(267,652)	0.33	0	—

Outstanding at December 31	20,501,250	0.65	16,145,410	0.51	1,000,000	0.74

Exercisable at December 31	5,524,880	0.32	3,855,600	0.25	—	—

     We generally recognize compensation expense for our share awards using a straight-line method over the substantive vesting period. The Company allocates expense to general and administrative expense and research and development expense based on the option holders’ employment function. For the years ended December 31, 2006 and 2005, the Company recorded general and administrative share-based expense of approximately $598,000 and $693,000, respectively and research and development share-based expense of approximately $293,000 and $1,255,000, respectively.

     We recognize share-based compensation for the value of the portion of awards that are ultimately expected to vest. Statement No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered option. We have applied an annual forfeiture rate of approximately 12% to all unvested share awards as of December 31, 2006, which represents the portion that we expect will be forfeited each year over the vesting period. We will re-evaluate this analysis periodically and adjust the forfeiture rate as necessary. Ultimately, we will only recognize expense for those shares that vest.
     Under the provisions of Statement No. 123(R), we expect to recognize approximately $3.4 million, net of estimated forfeitures, of future expense for awards granted as of December 31, 2006. These awards have a weighted average remaining vesting period of 2.15 years.
     There was no aggregate intrinsic value of outstanding options at December 31, 2006. At December 31, 2005, the aggregate intrinsic value of outstanding options was $683,000. The aggregate intrinsic value of options which were exercisable at December 31, 2006 and 2005 was $1.1 million and $1.2 million, respectively. The intrinsic value of exercised options was $135,000 at December 31, 2006 as compared to $97,000 at December 31, 2005.
     The weighted average grant date fair value per share of options granted, calculated using the Black-Scholes option pricing model, was $0.46 for the year ended December 31, 2006, $0.21 for the year ended December 31, 2005 and $0.15 for the year ended December 31, 2004.
Shares reserved for future issuance under the Company’s ESOP totaled approximately 1,487,581 at December 31, 2006.
     Information related to options, both plan and non-plan, outstanding and exercisable at December 31, 2006 is as follows:

	Stock Options Outstanding			Stock Options Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
		Contractual	Exercise		Exercise
	Options	Life	Price ($)	Options	Price ($)

$0.00-$0.50	7,574,416	4.60	0.27	4,824,880	0.25
$0.50-$1.00	11,244,732	8.62	0.84	600,000	0.79
$1.00-$1.50	1,682,102	6.80	1.14	100,000	1.19

	20,501,250	6.90	0.65	5,524,880	0.32

     The Company recognizes share-based compensation on fixed awards with pro rata vesting on a straight-line basis over the award’s vesting period. The fair value of the options used to calculate net loss and net loss per share was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	2006	2005

Dividend yield	0%	0%
Estimated annual volatility	54.82%	55.33%
Risk-free interest rate	5.67%	5.47%
Estimated forfeiture rate	12.12%	7.69%
Estimated holding period (years)	10	6.15

Dividend Yield
     Since inception, we have not paid any dividends to our shareholders. We currently do not intend to pay dividends, and presently intend to retain all of our earnings for the purposes of investing in the continued growth of our business. Therefore, we have assumed an expected dividend yield of 0% in our grant date fair value assessment.
Estimated Annual Volatility
     We used our historical share price volatility as a basis to estimate expected volatility in our valuation of share options.
Risk-Free Interest Rate
     We use yield rates government bonds as prescribed by the Australian government for a period approximating the expected term of the award to estimate the risk-free interest rate in our grant date fair value assessment.
Estimated Forfeiture Rate
     We estimate forfeiture rate based on historical employee retention rate data.
Expected Term
     We estimate the expected term to equal the outstanding contractual term at the time of grant.
Note 13 Retirement Savings Plan
     We have established a 401(k) plan and substantially all of our employees are eligible to participate. Contributions made by employees are limited to the maximum allowable for U.S. federal income tax purposes. We have not made any contributions to the plan.
Note 14 Net Loss Per Share
     Basic earnings (loss) per share is computed by dividing net income (loss) applicable to ordinary shares by the weighted-average of ordinary shares outstanding during the period. Diluted earnings (loss) per share adjusts basic earnings (loss) per share for the dilutive effects of convertible securities, options and other potentially dilutive instruments, only in the periods in which such effect is dilutive. The following securities have been excluded from the calculation of diluted loss per share, as their effect would be anti-dilutive.

Ordinary shares issuable upon:	2006	2005

Exercise of stock options	20,501,250	16,145,410
Conversion of convertible note	1,475,396	1,446,205

Note 15 Quarterly Results of Operations (Unaudited)
     The following is a summary of our unaudited quarterly results of operations for the years ended December 31, 2006 and 2005:

	First	Second	Third	Fourth

(In thousands, except per share data)
Fiscal Year 2006
Revenue	$—	$—	$—	$—
Net loss	(3,593)	(4,267)	(4,878)	(6,461)
Basic and diluted net loss per share	(0.02)	(0.03)	(0.03)	(0.03)
Fiscal Year 2005
Revenue	$—	$—	$—	$—
Net loss	(4,348)	(3,887)	(3,524)	(3,693)
Basic and diluted net loss per share	(0.04)	(0.03)	(0.02)	(0.02)
Note 16 Subsequent Events
     The matters or circumstances that have arisen since December 31, 2006 which have or may significantly affect our operations, the results of those operations or our state of affairs in future financial years are as follows:
     On January 2, 2007, we granted 1,150,000 options to new senior appointments under the Company’s ESOP, at an exercise price of AU$1.10 per share.
     Except as stated above, no other matters or circumstances have arisen since December 31, 2006 that have significantly affected or are expected to significantly affect our future results of our operations or our financial condition.

REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
Board of Directors
HeartWare, Inc.
We have audited the accompanying balance sheets of HeartWare, Inc. (a Development Stage Company) (the “Company”) as of December 31, 2004 and 2003, and the related statements of operations, shareholders’ deficit, and cash flows for the year ended December 31, 2004, the period from April 8, 2003 (date of inception) through December 31, 2003 and the period from April 8, 2003 (date of inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HeartWare, Inc. (a Development Stage Company) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004, the period from April 8, 2003 (date of inception) through December 31, 2003 and the period from April 8, 2003 (date of inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Fort Lauderdale, Florida
April 23, 2007

HeartWare, Inc.
(A Development Stage Company)
BALANCE SHEETS

	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$139,242	$197,039

Total current assets	139,242	197,039

Property, plant and equipment, net	212,377	186,954
Other non-current assets	20,771	35,071

Total Assets	$372,390	$419,064

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$425,753	$177,292
Accrued expenses and other current liabilities	1,354,559	311,251
Debt agreement, short-term portion	180,000	180,000
Notes payable, convertible — related party	9,951,509	5,106,535

Total current liabilities	11,911,821	5,775,078

Debt agreement	115,000	295,000

Total liabilities	12,026,821	6,070,078

Shareholders’ deficit:
Common stock, $0.001 par value; 2,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $0.001 par value; 2,000,000 shares authorized Series A-1, 626,700 shares issued and outstanding; liquidation preference of $10.00 per share	627	627
Series A-2, 436,500 shares issued and outstanding; liquidation preference of $21.00 per share	436	436
Series B, 603,150 shares issued and outstanding; participating; convertible; liquidation preference of $10.00 per share	603	603
Additional paid-in capital	51,158	51,158
Deficit accumulated during the development stage	(11,707,255)	(5,703,838)

Total shareholders’ deficit	(11,654,431)	(5,651,014)

Total Liabilities and Shareholders’ Deficit	$372,390	$419,064

The accompanying notes are an integral part of these financial statements

HeartWare, Inc.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

			Cumulative
			Period from
		Period from April	April 8, 200
		8, 2003 (Inception)	(Inception)
	Year Ended	December	Through
	December 31,	31,	December 31,
	2004	2003	2004
Revenue	$—	$—	$—

Costs and expenses
Research and development	4,795,012	1,270,995	6,066,007
Depreciation	87,825	35,446	123,271
General and administrative	137,860	166,493	304,353
In process research and development expensed when acquired	—	3,984,388	3,984,388

	5,020,697	5,457,322	10,478,019

Loss from operations	(5,020,697)	(5,457,322)	(10,478,019)

Other expenses
Interest — related party	982,720	246,516	1,229,236

Loss before provision for income taxes	(6,003,417)	(5,703,838)	(11,707,255)

Provision for income taxes	—	—	—

Net loss	$(6,003,417)	$(5,703,838)	$(11,707,255)

The accompanying notes are an integral part of these financial statements

HeartWare, Inc.
(A Development Stage Company)
STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

	Preferred Stock
	Series A-1		Series A-2		Series B			Deficit
								Accumulated
							Additional	During the
							Paid- In	Development
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balance at April 8, 2003 (inception)	—	$—	—	$—	582,610	$583	$49,417	$—	$50,000

Issuance of stock in conjunction with July 10, 2003 acquisition	626,700	627	436,500	436	20,540	20	1,741	—	2,824

Net loss	—	—	—	—	—	—	—	(5,703,838)	(5,703,838)

Balance at December 31, 2003	626,700	627	436,500	436	603,150	603	51,158	(5,703,838)	(5,651,014)

Net loss								(6,003,417)	(6,003,417)

Balance at December 31, 2004	626,700	$627	436,500	$436	603,150	$603	$51,158	$(11,707,255)	$(11,654,431)

The accompanying notes are an integral part of these financial statements

HeartWare, Inc.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			Cumulative
		For the period	Period
		from	from April 8, 2003
	For the Year	April 8, 2003	(Inception)
	Ended	(Inception) through	Through
	December	December 31,	December 31,
	31, 2004	2003	2004
Cash flows from operating activities
Net loss	$(6,003,417)	$(5,703,838)	$(11,707,255)
Adjustments to reconcile net loss to net cash used in operating activities (net of effects of acquisition):
In process research and development acquired	—	3,984,388	3,984,388
Depreciation	87,825	35,446	123,271
Changes in assets and liabilities Decrease in other non-current assets	14,300	—	14,.300
Increase in accounts payable	248,461	177,292	425,753
Increase in accrued expenses	1,043,308	311,251	1,354,559

Net cash used in operating activities	(4,609,523)	(1,195,461)	(5,804,984)
Cash flows from investing activities
Additions to property, plant and equipment	(113,248)	—	(113,248)

Net cash used in investing activities	(113,248)	—	(113,248)
Cash flows from financing activities
Proceeds from issuance of convertible debt — related party	4,844,974	1,417,500	6,262,474
Proceeds from issuance of preferred stock, net	—	50,000	50,000
Payments on debt agreement	(180,000)	(75,000)	(255,000)

Net cash provided by financing activities	4,664,974	1,392,500	6,057,474
Net (decrease) increase in cash and cash equivalents	(57,797)	197,039	139,242
Cash and cash equivalents, beginning of period	197,039	—	197,039

Cash and cash equivalents, end of period	$139,242	$197,039	$336,281

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—	$—
Cash paid for taxes	$—	$—	$—

Noncash investing and financing activities:
On July 10, 2003, the Company issued preferred stock in connection with the acquisition of certain assets and certain liabilities of Kriton Medical, Inc.
The following assets and liabilities were transferred:
Property and equipment		$222,400	$222,400
In process research and development		3,984,388	3,984,388
Other non current assets		35,071	35,071
Debt agreement		(550,000)	(550,000)
Notes payable, convertible		(3,689,035)	(3,689,035)

Net		2,824	2,824
Net cash paid		—	—
Preferred stock issued		(2,824)	(2,824)
Total price consideration		(2,824)	(2,824)

		$—	$—

The accompanying notes are an integral part of these financial statements

Note A — NATURE OF THE BUSINESS
HeartWare, Inc. f/k/a Perpetual Medical, Inc. (the “Company”) was incorporated in the State of Delaware on April 8, 2003 and operates as a biotechnology company developing and commercializing a family of blood pumps that are surgically implanted to help augment blood circulation in patients suffering from chronic and end-stage heart failure, which is one of the leading causes of death in the developed world.
We have operated as a development stage enterprise since our inception by devoting substantially all of our efforts to raising capital, research and development of products noted above, and developing markets for our products. Accordingly, our financial statements have been prepared in accordance with the accounting and reporting principles prescribed by Statement of Financial Accounting Standard (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises,” issued by the Financial Accounting Standards Board (“FASB”).
Note B — KRITON MEDICAL, INC. ACQUISITION
On July 10, 2003, the Company purchased substantially all of the assets and certain intellectual property related to the business of Kriton Medical, Inc. (“Kriton”), a privately held company engaged in the business of developing a ventricular assist device (“VAD”). The asset purchase agreement was executed on April 8, 2003 contemporaneous with a petition filed pursuant to Chapter 11 of Title 11 of the United States Code with the Untied States Bankruptcy Court. Kriton continued to operate with debtor-in-possession financing provided by Apple Tree Partners I, L.P., one of Kriton’s debtors and a shareholder of the Company. However, the transaction could not be consummated until the order was approved by the Bankruptcy Court. Such approval was received June 20, 2003, and the Assignment, Assumption and Bill of Sale was executed on July 10, 2003. With the exception of the Apple Tree Partners I, L.P. financing, by virtue of the Court Order, the Company took the Kriton assets free and clear of any and all liens, security interests, encumbrances and claims. In addition, there are certain restrictions placed on the minority shareholders on transferring their shares and voting.
The acquisition was accounted for as a purchase in accordance with Statement of Financial Accounting Standard No. 141 (“SFAS No. 141”). Under this method of accounting, the Company allocated the purchase price to the fair value of the assets acquired, including identifiable intangible assets. The allocation was based on management’s estimates, which included an independent third party valuation on the intangible assets.
The purchase price totaled $4,241,859 and was paid through a combination of cash, debt, issuance of preferred stock, and assumption of liabilities. Certain of the cash paid was paid by Apple Tree Partners I, L.P. on behalf of the Company and is included in the notes payable amount in the following table. The following table summarizes the estimated fair values of the assets acquired, liabilities assumed and shares issued as of the acquisition date:

Property and equipment	$222,400
In-process research and development	3,984,388
Other assets	35,071
Debt agreement	(550,000)
Notes payable	(3,689,035)
Preferred stock	(2,824)

Net assets	$—

Of the purchase price, $3,984,388 represents the estimated fair value of projects that, as of the acquisition date, had not reached technological feasibility and had no alternative future use. Accordingly, this amount was immediately expensed as in-process research and development costs as of the acquisition date.
Note C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Property and Equipment
Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. The Company generally provides for depreciation using the straight line method at rates that approximate the estimated useful lives of the assets ranging from 3 to 5 years.
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The estimates are based on historical experience and various other assumptions that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions or conditions.
Income Taxes
The provision for income taxes and corresponding balance sheet accounts are determined in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS No. 109”). Under SFAS 109, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided for that portion of deferred tax assets, which the Company cannot determine is more likely that not to be recognized due to the Company’s cumulative losses and uncertainty as to future recoverability.
Cash and Cash Equivalents
The Company considers all investments purchased with an original maturity of three months or less to be cash or cash equivalents.
Fair Value of Financial Instruments
The carrying amounts reported in the accompanying consolidated balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the short-term nature of these accounts.
Research and Development Expenses
Research and development expenses are comprised of the following types of costs incurred in performing research and development activities: salaries and benefits, overhead and occupancy costs, clinical trial and related clinical manufacturing costs, contract services, and other outside costs. Research and development costs are expensed as incurred.
Note D — PROPERTY AND EQUIPMENT
Property and equipment at December 31 consists of the following:

	2004	2003
Furniture, fixtures and equipment	$335,649	$222,400
Less: Accumulated depreciation	123,272	35,446

	$212,377	$186,954

Depreciation expense for the year ended December 31, 2004 and the period ended December 31, 2003 totaled $87,825 and $35,446 respectively.
Note E — INCOME TAXES
The Company has not recorded an income tax expense or benefit due to the operating losses incurred.
As of December 31, 2004 and December 31, 2003, the Company had Federal and State net operating loss carryforwards, which may be applied to future taxable income, approximating $11.7 million and $5.7 million, respectively. This net operating loss carryforward expires in 2023 and 2024. The Company believes it is more likely than not the deferred tax assets resulting from the net operating loss carryforwards will not be realized. Accordingly, a full valuation has been recorded against the deferred tax assets as of December 31 2004 and December 31, 2003.

The effective tax rate of 0% differs from the statutory rate of 35% for all periods presented due primarily to the valuation allowance.
Note F — NOTES PAYABLE, CONVERTIBLE — RELATED PARTY
As of December 31, 2004 and December 31, 2003, the Company has issued convertible notes payable in the amount of $9,951,509 and $5,106,535, respectively. Under certain conditions, these notes can be converted into the Company’s next series of preferred stock to be issued, if any, at the face value of these notes, including accrued interest not yet paid.
On November 19, 2004 the Company entered into a revised promissory note that superseded a series of prior loan agreements. The revised promissory note bears interest at eighteen percent (18%) per annum and is repayable to the Company’s majority stockholder, Apple Tree Partners I, L.P. The note is secured by all of the Company’s assets.
The revised promissory note replaces prior loan agreements with Apple Tree Partners I, L.P. which bore interest at ten percent (10%) per annum and if not repaid within a defined time period, would go into default, whereby the interest rate would increase to twelve percent (12%). At December 31, 2003 these loan agreements were in technical default.
There was no interest paid on these convertible notes for the period ending December 31, 2004 or December 31, 2003. Interest expense relating to these convertible notes payable was $982,720 for the year ended December 31, 2004 and $246,516 for the period ended December 31, 2003. Accrued interest payable on these notes was $1,229,236 at December 31, 2004 and $246,516 at December 31, 2003.
Note G — DEBT AGREEMENT
As part of the purchase consideration for the Kriton acquisition, the Company agreed to assume a 2003 agreement between Apple Tree Partners I, L.P., the Company’s majority stockholder, and the former CEO of Kriton, which called for the Company to pay to the former CEO of Kriton $550,000 in monthly payments of $15,000 per month for a period of three years. This agreement was included as part of the Kriton purchase consideration. The balance due on this agreement as of December 31, 2004 and December 31, 2003 was $295,000 and $475,000, respectively. The current portion of this agreement as of December 31, 2004 and December 31, 2003 was $180,000.
Note H — SHAREHOLDERS’ DEFICIT
Common Stock
At December 31, 2004 and December 31, 2003, the Company has authorized 2,000,000 shares of $0.001 par value common stock none of which has been issued nor is outstanding.

Preferred Stock
At December 31, 2004 and December 31, 2003, the Company has authorized 2,000,000 shares of preferred stock of which 626,700 are designated as Series A-1, non-voting preferred stock, par value $0.001, 436,500 shares are designated as Series A-2, non-voting preferred stock, par value $0.001, collectively known as “Series A Preferred Stock”, 603,150 shares are designated as Series B convertible participating preferred stock, par value $0.001 and 333,650 shares are undesignated preferred stock, par value $0.001.
Series A-1
At December 31, 2004 and December 31, 2003, the Company has 626,700 shares of Series A-1 non-voting, non-cumulative, preferred stock outstanding. The preferred shares rank senior to the common stock and have liquidation preference of $10 per share.
Series A-2
At December 31, 2004 and December 31, 2003, the Company has 436,500 shares of Series A-2 non-voting, non-cumulative, preferred stock outstanding. The preferred shares rank senior to the common stock and have liquidation preference of $21 per share.
Series B
At December 31, 2004 and December 31, 2003, the Company has 603,150 shares of Series B, voting, non-cumulative, convertible preferred stock outstanding. Currently each preferred stock is convertible, at the option of the holders, into shares of common stock on a one for one basis.
The preferred shares rank senior to the common stock and have a liquidation preference of $10 per share plus any declared unpaid dividends on each share. The Series B preferred stock ranks pari passu with any dividends paid on any other class of capital stock and also with other series of preferred stock with respect to rights to dividends and rights upon liquidation of dissolution. The common stock and Series B stock are the only voting stock and the Series B stock is the only stock entitled to receive dividends. At December 31, 2004 and December 31, 2003 the company had not declared any dividends and there were no dividends in arrears.
Note I — COMMITMENTS AND CONTINGENCIES
Leases
The Company has an operating lease for office space. The future minimum lease payments as required under this agreement as of December 31, 2004 are as follows:

Amount
2005	$191,121
2006	196,856
2007	66,262

$454,239

Rent expense for the year ended December 31, 2004 and the period ended December 31, 2003 was $213,794 and $101,708, respectively.
Agreement with former Chief Executive Officer (CEO)
Apple Tree Partners I, L.P. entered into an agreement with the former CEO of Kriton on behalf of the Company. The details of this arrangement are as follows:
1.	$550,000 to be paid by the Company in monthly installments of $15,000. See Note H. In addition to this debt agreement, the agreement included certain milestone based accelerations. These milestones are as follows:
a.	Payment of $750,000 by the Company when the first circulatory assist device is approved for sale in Europe, provided that the Company has at least $15,000,000 in cash on hand;

b.	Payment of $1,250,000 by the Company when the first circulatory assist device is approved for sale in the United States, provided that the Company has at least $25,000,000 in cash on hand;

c.	A special payment of up to $500,000 by the Company upon the sale of the Company if such sale generates proceeds in excess of the aggregate liquidation preferences of all the Company’s then outstanding preferred stock, see Note I; and

d.	A warrant for three percent (3%) of the Company on a fully diluted basis (“3% warrant”). The warrants have a strike price based upon future funding. In a separate Agreement, Apple Tree has paid $300,000 to the former CEO of Kriton for the option to acquire 66.67% of the 3% warrant.
Significant Contract
In January 2004, the Company entered into a system development proposal with Minnetronix, Inc. This proposal provides that Minnetronix, Inc. will serve as the Company’s design partner focusing on the control software to accompany the ventricular assist device (“VAD”) and will assist with commercialization of the Company’s products. The term of this agreement shall continue until the completion of phase II of the VAD. The Company may terminate this agreement at any time with a thirty (30) day notice. The Company incurred approximately $780,000 of research and development expense as a result of this contract in 2004.

Note J — SUBSEQUENT EVENT
On January 24, 2005 the stockholders of the Company sold all outstanding voting stock to HeartWare Limited, an unrelated company, headquartered in Sydney, Australia and listed on the Australian Stock Exchange. Prior to the transaction, all of the Company’s outstanding convertible notes were converted into equity. The transaction was a share for share exchange valued at approximately $35 million.

Index of Attachments
A. Glossary
B. Proxy Form

AEST	means Australian Eastern Standard Time

ASX	means the Australian Securities Exchange

Board	means the board of directors of the Company from time to time

Company or HeartWare	means HeartWare Limited (ACN 111 970 257)

Corporations Act	means the Corporations Act 2001 (Cth)

Directors	means the directors of the Company from time to time

Listing Rules	means the ASX Listing Rules

Shares	means fully paid ordinary shares in the capital of the Company

A$	means the lawful currency of Australia

$	means the lawful currency of the United States of America

All correspondence to:
HeartWare Limited ABN 34 111 970 257 Extraordinary General Meeting 2007 Proxy Form	PROXY FORM	Registries Limited P O Box R67 Royal Exchange, Sydney NSW 1223 Enquiries: 61 2 9290 9600 Facsimile: 61 2 9279 0664 www.registriesltd.com.au registries@registriesltd.com.au
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Appointment of Proxy
If appointing a proxy to attend the Extraordinary General Meeting on your behalf, please complete the form and submit it in accordance with the directions set out in this form.
I/We being a shareholder/shareholders of HeartWare Limited pursuant to my/our right to appoint not more than two proxies, appoint

☐	The Chairman of the Meeting (mark with an “X”)	OR	Write here the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

	or failing him/her		Write here the name of the other person you are appointing.

or failing him/her (or if no proxy is specified above), the Chairman of the meeting, as my/our proxy to act generally at the Extraordinary General Meeting on my/our behalf and to vote for me/us and on my/our behalf in accordance with the following directions (or if no directions have been given, as the proxy sees fit)at the Extraordinary General Meeting to be held at the offices of Grant Thornton, Level 17, 383 Kent Street, Sydney NSW 2000 on 26 July 2007 at 10:00 am and at any adjournment of that meeting.
This proxy is to be used in respect of                     % of the ordinary shares I/we hold.
The Chairman of the Meeting intends to vote all valid undirected proxies in favour of each item of business.
Voting directions to your proxy – please mark ☒ to indicate your directions

RESOLUTION	For	Against	Abstain*

1. Approval of Share Issue	☐	☐	☐

2. Participation of Director in Placement – Mr Robert Thomas	☐	☐	☐

3. Participation of Director in Placement – Mr Robert Stockman	☐	☐	☐

4. Grant of Options to Mr Robert Stockman	☐	☐	☐
* If you mark the Abstain box for a particular item, you are directing your proxy not to vote on your behalf on a show of hands or on a poll and your votes will not be counted in computing the required majority on a poll.
PLEASE SIGN HERE
This section must be signed in accordance with the instructions overleaf to enable your directions to be implemented.
Executed in accordance with section 127 of the Corporations Act:

Individual or Shareholder 1	Joint Shareholder 2	Joint Shareholder 3

Sole Director & Sole Company Secretary	Director	Director / Company Secretary
Dated this                                            day of                                                  2007

Extraordinary General Meeting Proxy Form	HeartWare Limited ABN 34 111 970 257

INSTRUCTIONS FOR COMPLETING PROXY FORM
1.
Your pre-printed name and address is as it appears on the share register of HeartWare Limited. If you are Issuer Sponsored and this information is incorrect or incomplete (i.e. J Jones, ABC Company etc), please make the correction on the form and return it to Registries Limited at the address shown below duly signed. Security holders sponsored by a broker on the CHESS subregister should advise their broker of any changes. Please note that you cannot change ownership of your securities using this form.

2.
Completion of a proxy form will not prevent individual shareholders from attending the Extraordinary General Meeting in person if they wish. Where a shareholder completes and lodges a valid proxy form and attends the Extraordinary General Meeting in person, then the proxy’s authority to speak and vote for that shareholder is suspended while the shareholder is present at the Extraordinary General Meeting.

3.
A shareholder of the Company entitled to attend and vote is entitled to appoint not more than two proxies. Where more than one proxy is appointed, each proxy must be appointed to represent a specified proportion of the shareholder’s voting rights. If the shareholder appoints two proxies and the appointments do not specify this proportion, each proxy may exercise half of the votes. Fractions of votes will be disregarded.

4.	A proxy need not be a shareholder of the Company.
5.
If you mark the abstain box for a particular item, you are directing your proxy not to vote on that item on a show of hands or on a poll and that your shares are not to be counted in computing the required majority on a poll.

6.
If a representative of a company shareholder is to attend the Extraordinary General Meeting, a properly executed original (or certified copy) of the appropriate “Certificate of Appointment of Corporate Representative” should be produced for admission to the Meeting. Previously lodged “Certificates of Appointment of Corporate Representative” will be disregarded by the Company.

7.
If a representative as Power of Attorney of a shareholder is to attend the Extraordinary General Meeting, a properly executed original (or certified copy) of the appropriate Power of Attorney should be produced for admission to the Extraordinary General Meeting. Previously lodged Powers of Attorney will be disregarded by the Company.

8.	Signing Instructions
     You must sign this form as follows in the spaces provided:

Individual:	Where the holding is in one name, the holder must sign.

Joint Holding:	Where the holding is in more than one name, all of the shareholders should sign.

Power of Attorney:	If you are signing under a Power of Attorney, you must lodge an original or certified photocopy of the appropriate Power of Attorney with your completed Proxy Form.

Companies:	Where the company has a Sole Director who is also the Sole Company Secretary, this form must be signed by that person.

If the company (pursuant to section 204A of the Corporations Act 2001) does not have a Company Secretary, a Sole Director can also sign alone.

Otherwise this form must be signed by a Director jointly with either another Director or a Company Secretary. Please indicate the office held by signing in the appropriate place.
9.	Lodgement of a Proxy

This Proxy Form (and any Power of Attorney under which it is signed) must be received at the address below not later than 10.00am on Tuesday 24 July 2007 (48 hours before the commencement of the meeting). Any Proxy Form received after that time will not be valid for the scheduled meeting.

Hand deliveries:	Registries Limited
Level 2
28 Margaret Street
Sydney NSW 2000

Postal address:	Registries Limited
PO Box R67
Royal Exchange NSW 1223

Fax number:	+ (61 2) 9279 0664